                                                                   Exhibit  4.17

================================================================================


                    MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

                                       BY

                                  JACE, INC.,

                                   Mortgagor,

                                       TO

               WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,

                                  as Trustee,

                                   Mortgagee

                Securing Principal Indebtedness of $125,000,000

                          Dated as of February 22, 2002




                            Relating to Premises in:

                          Terrebonne Parish, Louisiana


================================================================================


                       After recording, please return to:

                              Athy A. Mobilia, Esq.
                            Cahill Gordon & Reindel
                                 80 Pine Street
                               New York, NY 10005

                               ------------------

                                TABLE OF CONTENTS

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PREAMBLE ...............................................................    1

RECITALS ...............................................................    1

AGREEMENT ..............................................................    2

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

SECTION 1.1   Definitions ..............................................    2
SECTION 1.2   Interpretation ...........................................    8
SECTION 1.3   Resolution of Drafting Ambiguities .......................    8

                                   ARTICLE II

                         GRANTS AND SECURED OBLIGATIONS

SECTION 2.1   Grant of Mortgaged Property ..............................    8
SECTION 2.2   Assignment of Leases and Rents ...........................    9
SECTION 2.3   Secured Obligations ......................................   10
SECTION 2.4   Future Advances ..........................................   10
SECTION 2.5   No Release ...............................................   10

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF MORTGAGOR

SECTION 3.1   Authority and Validity ...................................   10
SECTION 3.2   Warranty of Title ........................................   11
SECTION 3.3   Condition of Mortgaged Property ..........................   11
SECTION 3.4   Leases ...................................................   13
SECTION 3.5   Insurance ................................................   13
SECTION 3.6   Charges ..................................................   14
SECTION 3.7   Environmental ............................................   14
SECTION 3.8   No Conflicts, Consents, etc ..............................   14
SECTION 3.9   Benefit to the Mortgagor .................................   15
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                                      ARTICLE IV

                            CERTAIN COVENANTS OF MORTGAGOR

SECTION 4.1    Preservation of Corporate Existence ..................................   15
SECTION 4.2    Title ................................................................   15
SECTION 4.3    Maintenance and Use of Mortgaged Property; Alterations ...............   16
SECTION 4.4    Notices Regarding Certain Defaults ...................................   17
SECTION 4.5    Access to Mortgaged Property, Books and Records; Other Information ...   17
SECTION 4.6    Limitation on Liens; Transfer Restrictions ...........................   17
SECTION 4.7    Environmental ........................................................   17
SECTION 4.8    Estoppel Certificates ................................................   19

                                      ARTICLE V

                                        LEASES

SECTION 5.1    Mortgagor's Affirmative Covenants with Respect to Leases .............   19
SECTION 5.2    Mortgagor's Negative Covenants with Respect to Leases ................   19
SECTION 5.3    Additional Requirements with Respect to New Leases ...................   20

                                      ARTICLE VI

                      CONCERNING ASSIGNMENT OF LEASES AND RENTS

SECTION 6.1    Present Assignment; License to the Mortgagor .........................   20
SECTION 6.2    Collection of Rents by the Mortgagee .................................   20
SECTION 6.3    No Release ...........................................................   21
SECTION 6.4    Irrevocable Interest .................................................   21
SECTION 6.5    Amendment to Leases ..................................................   21

                                     ARTICLE VII

                          TAXES AND CERTAIN STATUTORY LIENS

SECTION 7.1    Payment of Charges ...................................................   21
SECTION 7.2    Escrow of Taxes ......................................................   22
SECTION 7.3    Certain Statutory Liens ..............................................   22
SECTION 7.4    Stamp and Other Taxes ................................................   22
SECTION 7.5    Certain Tax Law Changes ..............................................   22
SECTION 7.6    Proceeds of Tax Claim ................................................   22

                                     ARTICLE VIII

                                      INSURANCE

SECTION 8.1    Required Insurance Policies and Coverages ............................   23
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SECTION 8.2    Delivery After Foreclosure ................................................   23

                                           ARTICLE IX

                                     CONTESTING OF PAYMENTS

SECTION 9.1    Contesting of Taxes and Certain Statutory Liens ...........................   23
SECTION 9.2    Contesting of Insurance ...................................................   23

                                            ARTICLE X

                            DESTRUCTION, CONDEMNATION AND RESTORATION

SECTION 10.1   Destruction ...............................................................   24
SECTION 10.2   Condemnation ..............................................................   24

                                           ARTICLE XI

                                 EVENTS OF DEFAULT AND REMEDIES

SECTION 11.1   Events of Default .........................................................   24
SECTION 11.2   Remedies in Case of an Event of Default ...................................   24
SECTION 11.3   Sale of Mortgaged Property if Event of Default Occurs; Proceeds of Sale ...   25
SECTION 11.4   Additional Remedies in Case of an Event of Default ........................   26
SECTION 11.5   Legal Proceedings After an Event of Default ...............................   27
SECTION 11.6   Remedies Not Exclusive ....................................................   27

                                           ARTICLE XII

                              SECURITY AGREEMENT AND FIXTURE FILING

SECTION 12.1   Security Agreement ........................................................   30
SECTION 12.2   Fixture Filing ............................................................   31

                                          ARTICLE XIII

                                       FURTHER ASSURANCES

SECTION 13.1   Recording Documentation To Assure Security ................................   31
SECTION 13.2   Further Acts ..............................................................   31
SECTION 13.3   Additional Security .......................................................   32
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                                       ARTICLE XIV

                                      MISCELLANEOUS

SECTION 14.1    Covenants To Run with the Land ...................................    32
SECTION 14.2    No Merger ........................................................    32
SECTION 14.3    Concerning Mortgagee .............................................    32
SECTION 14.4    Mortgagee May Perform; Mortgagee Appointed Attorney-in-Fact ......    33
SECTION 14.5    Expenses .........................................................    33
SECTION 14.6    Indemnity ........................................................    34
SECTION 14.7    Continuing Security Interest; Assignment .........................    34
SECTION 14.8    Termination; Release .............................................    34
SECTION 14.9    Modification in Writing ..........................................    35
SECTION 14.10   Notices ..........................................................    35
SECTION 14.11   GOVERNING LAW; SERVICE OF PROCESS; WAIVER OF JURY TRIAL ..........    35
SECTION 14.12   Severability of Provisions .......................................    35
SECTION 14.13   Limitation on Interest Payable ...................................    35
SECTION 14.14   Business Days ....................................................    36
SECTION 14.15   Relationship .....................................................    36
SECTION 14.16   Waiver of Stay ...................................................    36
SECTION 14.17   No Credit for Payment of Taxes or Impositions ....................    37
SECTION 14.18   No Claims Against the Mortgagee ..................................    37
SECTION 14.19   Obligations Absolute .............................................    37
SECTION 14.20   Last Dollars Secured .............................................    37

SIGNATURE AND ACKNOWLEDGMENT

SCHEDULE A    Legal Description
SCHEDULE B    Prior Liens
SCHEDULE C    Leases Affecting the Mortgaged Property

EXHIBIT 1     Form of Subordination, Non-Disturbance and Attornment Agreement
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                                      -iv-

               MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY
                          AGREEMENT AND FIXTURE FILING


MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (as amended, amended and restated, supplemented, or otherwise modified from time to time, the "Mortgage"), dated as of February 22, 2002, made by JACE, INC., a
              --------
Louisiana corporation having an office at 213 West Park Avenue, Thibodaux, Louisiana 70301, as mortgagor, assignor and debtor (in such capacities and together with any successors in such capacities, the "Mortgagor"), in favor of
                                                      ---------
WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association having an office at 213 Court Street, Suite 902, Middletown, CT 06457, in its capacity as collateral agent and trustee pursuant to the Indenture (as hereinafter defined), as mortgagee, assignee and secured party (in such capacities and together with any successors in such capacities, the "Mortgagee").
 ---------

                                R E C I T A L S:
                                - - - - - - - -

          A.   Gameco, Inc. (the "Issuer"), certain of its Subsidiaries (as
                                  ------
hereinafter defined), the Mortgagor and the Mortgagee have, in connection with the execution and delivery of this Mortgage, entered into that certain indenture, dated as of February 8, 2002 (as amended, amended and restated, supplemented, or otherwise modified from time to time, the "Indenture"),
                                                            ---------
pursuant to which the Issuer has issued its 11 7/8% senior secured notes due 2009 (the "Senior Secured Notes") in the aggregate principal amount of
           --------------------
$125,000,000. It is contemplated that the Issuer may, after the date hereof, issue Additional Notes (as defined in the Indenture) and Exchange Notes (as defined in the Indenture); the Exchange Notes, together with the Additional Notes and the Senior Secured Notes, the "Notes"), in each case, pursuant to the
                                         -----
provisions of the Indenture.

          B. The Issuer owns, directly or through its Subsidiaries, all of the issued and outstanding shares of the Mortgagor.

          C. The Mortgagor has, pursuant the Indenture, among other things, unconditionally guaranteed (the "Guarantee") the obligations of the Issuer under
                                 ---------
the Indenture and the Notes.

          D. The Mortgagor will receive substantial benefits from the execution and delivery of, and the performance of the obligations under, the Indenture and the Notes, and is therefore willing to enter into this Mortgage.

          E. The Mortgagor is or will be the legal owner of the Mortgaged Property (as hereinafter defined).

          F. This Mortgage is given by the Mortgagor in favor of the Mortgagee for its benefit and for the benefit of the Holders of the Notes (collectively, the "Secured Parties") to secure the payment and performance of all of the
     ---------------
Secured Obligations (as hereinafter defined).

                               A G R E E M E N T:
                               - - - - - - - - -

          NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor hereby covenants and agrees with the Mortgagee as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

          SECTION 1.1 Definitions. Capitalized terms used but not otherwise
                      -----------
defined herein shall have the meanings assigned to such terms in the Indenture. The following terms used in this Mortgage shall have the following meanings:

          "ACM" shall have the meaning assigned to such term in Section 4.7(ii)
           ---                                                  ---------------
hereof.

          "Affiliate" shall have the meaning assigned to such term in the
           ---------
Indenture.

          "Alteration" shall mean any and all alterations, installations,
           ----------
improvements, additions, modifications or changes of a structural nature of or to the Premises.

          "Business Day" shall have the meaning assigned to such term in the
           ------------
Indenture.

          "Charges" shall mean any and all real estate, property and other
           -------
taxes, assessments and special assessments, levies, fees, all water and sewer rents and charges and all other governmental charges or Liens imposed upon or assessed against, and all claims (including, without limitation, landlords', carriers', mechanics', workmen's, repairmen's, laborers', materialmen's, suppliers' and warehousemen's Liens and other claims arising by operation of law) against, all or any portion of the Mortgaged Property.

          "Collateral Account" shall have the meaning assigned to such term in
           ------------------
the Indenture.

          "Collateral Documents" shall have the meaning assigned to such term in
           --------------------
the Indenture.

          "Contested Liens" shall mean, collectively, any Liens incurred in
           ---------------
respect of any Charges to the extent that the amounts owing in respect thereof are not yet delinquent or are being contested and otherwise comply with the provisions of Section 9.1 hereof.
              -----------

          "Contracts" shall mean, collectively, any and all right, title and
           ---------
interest of the Mortgagor in and to any and all contracts, instruments, documents and other general intangibles, whether now existing or hereafter arising or entered into, relating to the Mortgaged Property (including, without limitation, all reciprocal easements and/or operating agreements, covenants, conditions and restrictions and similar agreements affecting all or any portion of the Mortgaged Property and any and all present or future options to sell or lease the Mortgaged Property or any interest therein) and all reserves, deferred payments, deposits or other security or advance payments (including, without limitation, those made by or on behalf of the Mortgagor to others with respect to (i) utility service regarding the Mortgaged Property, (ii) cleaning, maintenance, repair or similar services regarding the Mortgaged Property, (iii) refuse removal or sewage service regarding the Mortgaged Property, (iv) rentals of equipment, if any, used in the operation by or on behalf of Mortgagor regarding the Mortgaged Property, and/or (v) parking or similar services or rights regarding the Mortgaged Property), refunds, liens, security interests, guarantees, remedies and claims of every kind, nature or character relating thereto.

          "Default Rate" shall mean the rate per annum equal to the highest rate
           ------------
then payable under the Indenture.

          "Destruction" shall mean any and all damage to, or loss or destruction
           -----------
of, the Premises or any part thereof.

          "Environmental Law" shall mean any applicable federal, state, local or
           -----------------
municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment binding on the Mortgagor, relating to pollution or protection of the environment, or health or safety including, without limitation, any relating to the release or threatened release of any Hazardous Materials.

          "Event of Default" shall have the meaning assigned to such term in the
           ----------------
Indenture.

          "Fixture" shall mean all machinery, apparatus, equipment, fittings,
           -------
fixtures, improvements and articles of personal property of every kind, description and nature whatsoever now or hereafter attached or affixed to the Land or any other Improvement or used in connection with the use and enjoyment of the Land or any other Improvement or the maintenance or preservation thereof, which by the nature of their location thereon or attachment thereto are fixtures under the UCC or any other applicable law including, without limitation, all utility systems, fire sprinkler and security systems, drainage facilities, lighting facilities, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, pipes, fittings and other items of every kind and description now or hereafter attached to or located on the Land which by the nature of their location thereon or attachment thereto are real property under applicable law, HVAC equipment, boilers, electronic data processing, telecommunications or computer equipment, refrigeration, electronic monitoring, water or lighting systems, power, sanitation, waste removal, elevators, maintenance or other systems or equipment and all additions thereto and betterments, renewals, substitutions and replacements thereof.

          "GAAP" shall have the meaning assigned to such term in the Indenture.
           ----

          "Governmental Authority" shall mean any federal, state, local, foreign
           ----------------------
or other governmental, quasi-governmental or administrative (including self-regulatory) body, instrumentality, department, agency, authority, board, bureau, commission, office of any nature whatsoever or other subdivision thereof, or any court, tribunal, administrative hearing body, arbitration panel or other similar dispute-resolving body, whether now or hereafter in existence, or any officer or official thereof, having jurisdiction over the Mortgagor or the Mortgaged Property or any portion thereof.

          "Guarantee" shall have the meaning assigned to such term in Recital C
           ---------                                                  ---------
hereof.

          "Guarantors" shall have the meaning assigned to such term in the
           ----------
Indenture.

          "Hazardous Materials" shall mean any substance, chemical, material,
           -------------------
pollutant, waste, contaminant or constituent, which is subject to regulation under or could give rise to liability under any Environmental Law.

          "Holder" shall have the meaning assigned to such term in the
           ------
Indenture.

          "Improvements" shall mean all buildings, structures and other
           ------------
improvements of every kind or description and any and all Alterations now or hereafter located, attached or erected on the Land including, without limitation
(i) all Fixtures, (ii) all attachments, railroad tracks, foundations, sidewalks, drives, roads, curbs, streets, ways, alleys, passages, passageways, sewer rights, parking areas, driveways, fences and walls and (iii) all materials now or hereafter located on the Land intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, Fixtures, structures and improvements, all of which materials shall be deemed to be part of the Improvements immediately upon delivery thereof on the Land and to be part of the improvements immediately upon their incorporation therein.

          "Indemnified Liabilities" shall have the meaning assigned to such term
           -----------------------
in Section 14.6(i) hereof.
   ---------------

          "Indemnitees" shall have the meaning assigned to such term in Section
           -----------                                                  -------
14.6(i) hereof.
-------

          "Indenture" shall have the meaning assigned to such term in Recital A
           ---------                                                  ---------
hereof.

          "Insurance Policies" means the insurance policies and coverages
           ------------------
required to be maintained by the Mortgagor with respect to the Mortgaged Property pursuant to Section 4.19(b) of the Indenture and all renewals and extensions thereof.

          "Insurance Requirements" means, collectively, all provisions of the
           ----------------------
Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon the Mortgagor and applicable to the Mortgaged Property or any use or condition thereof.

          "Issuer" shall have the meaning assigned to such term in Recital A
           ------
hereof.

          "Land" shall mean those certain tracts or parcels of land described in
           ----
Schedule A annexed to this Mortgage, together with all of the Mortgagor's
----------
reversionary rights therein and all of the Mortgagor's rights in and to any and all easements, rights-of-way, strips and gores of land, waters, water courses, water rights, mineral, gas and oil rights and all power, air, light and other rights, estates, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining thereto, or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto.

          "Landlord" shall mean any landlord, lessor, franchisor, licensor or
           --------
grantor, as applicable.

          "Leases" shall mean, collectively, any and all right, title and
           ------
interests of the Mortgagor, as Landlord, in all leases and subleases of space, tenancies, franchise agreements, licenses, occupancy, rental, access or concession agreements and any other agreements pursuant to which any Person is granted a pos-sessory interest in or right to use or occupy all or any portion of the Mortgaged Property (including, without limitation, all of the Mortgagor's rights to enforce all such leases, subleases, tenancies or other agreements and to receive and enforce any rights that the Mortgagor may have to collect Rents thereunder), in each case whether now existing or hereafter entered into, whether or not of record, relating in any manner to the Premises or the use or occupancy thereof and any and all amendments, modifications, supplements, replacements, extensions, renewals and/or guarantees, if any thereof, whether now in effect or hereafter coming into effect.

          "Lien" shall have the meaning assigned to such term in the Indenture.
           ----

          "Mortgage" shall have the meaning assigned to such term in the
           --------
Preamble hereof.

          "Mortgaged Property" shall have the meaning assigned to such term in
           ------------------
Section 2.1 hereof.
------------------

          "Mortgagee" shall have the meaning assigned to such term in the
           ---------
Preamble hereof.

          "Mortgagor" shall have the meaning assigned to such term in the
           ---------
Preamble hereof.

          "Mortgagor's Interest" shall have the meaning assigned to such term in
           --------------------
Section 2.2 hereof.
-----------

          "Net Loss Proceeds" shall have the meaning assigned to such term in
           -----------------
the Indenture.

          "Net Proceeds" shall have the meaning assigned to such term in the
           ------------
Indenture.

          "Notes" shall have the meaning assigned to such term in Recital A
           -----                                                  ---------
hereof.

          "Officers' Certificate" shall have the meaning assigned to such term
           ---------------------
in the Indenture.

          "Permit" shall mean any and all permits, certificates, approvals,
           ------
authorizations, consents, licenses, variances, franchises or other instruments, however characterized, of any Governmental Authority (or any Person acting on behalf of a Governmental Authority) now or hereafter acquired or held, together with all amendments, modifications, extensions, renewals and replacements of any thereof issued or in any way furnished in connection with the Mortgaged Property including, without limitation, building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation.

          "Permitted Collateral Liens" shall have the meaning assigned to such
           --------------------------
term in Section 4.6 hereof.
        -----------

          "Permitted Liens" shall have the meaning assigned to such term in the
           ---------------
Indenture.

          "Person" shall have the meaning assigned to such term in the
           ------
Indenture.

          "Premises" shall mean, collectively, the Land and the Improvements.
           --------

          "Prior Liens" shall mean, collectively, the Liens identified in
           -----------
Schedule B annexed to this Mortgage.
----------

          "Proceeds" shall mean, collectively, any and all cash proceeds and
           --------
noncash proceeds derived or to be derived from the Mortgaged Property and shall include, without limitation, all (i) proceeds of the sale, transfer or conveyance of the Mortgaged Property or the conversion, voluntary or involuntary, of any of the Mortgaged Property or any portion thereof into cash or liquidated claims, (ii) proceeds of any insurance (except payments made to a Person, other than the Issuer or any Subsidiary thereof, that is not a party to this Mortgage), indemnity, warranty, guaranty or claim payable to the Mortgagee or to the Mortgagor from time to time with respect to any of the Mortgaged Property including, without limitation, all Net Loss Proceeds relating thereto,
(iii) payments (in any form whatsoever) made or due and payable to the Mortgagor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any portion of the Mortgaged Property by any Governmental Authority (or any Person acting on behalf of a Governmental Authority) including, without limitation, all Net Loss Awards relating thereto, (iv) products of the Mortgaged Property, (v) other amounts from time to time paid or payable under or in connection with any of the Mortgaged Property including, without limitation, refunds of real estate taxes and assessments, including interest thereon and any unearned insurance premiums relating thereto and (vi) the right to enforce any and all rights that the Mortgagor has or may have to collect all such proceeds, including, without limitation, the Mortgagor's rights to commence any and all appropriate collection or enforcement actions incident thereto.

          "Property Material Adverse Effect" shall mean, as of any date of
           --------------------------------
determination and whether individually or in the aggregate (a) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the business or operations as presently conducted at the Mortgaged Property; (b) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the value or utility of the Mortgaged Property; and (c) any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on the legality, priority or enforceability of the Lien created by this Mortgage or the rights and remedies of the Mortgagee hereunder.

          "Prudent Operator" shall mean the standard of care taken by a prudent
           ----------------
operator of property similar in use and configuration to the Premises and located in the locality where the Premises are located.

          "Records" shall mean, collectively, any and all right, title and
           -------
interest of the Mortgagor in and to any and all drawings, plans, specifications, file materials, operating and maintenance records, catalogues, tenant lists, correspondence, advertising materials, operating manuals, warranties, guarantees, appraisals, studies and data relating to the Mortgaged Property or the construction of any Alteration or the maintenance of any Permit.

          "Rents" shall mean, collectively, any and all rents, additional rents,
           -----
royalties, issues, cash, guaranties, letters of credit, bonds, sureties or security deposited under any Lease to secure performance of the Tenant's obligations thereunder, revenues, earnings, profits, bonuses and income, advance rental payments, payments incident to assignment, sublease or surrender of a Lease, claims for forfeited deposits and claims for damages, now due or hereafter to become due, with respect to any Lease, any indemnification against, or reimbursement for, sums paid and costs and expenses incurred by the Mortgagor under any Lease or otherwise, and any award in the event of the bankruptcy of any Tenant under or guarantor of a Lease.

          "Requirements of Law" shall mean, collectively, any and all
           -------------------
requirements of any Governmental Authority including, without limitation, any and all orders, decrees, determinations, laws, treaties, ordinances, rules, regulations or similar statutes or case law.

          "Secured Obligations" shall mean all obligations (whether or not
           -------------------
constituting future advances, obligatory or otherwise) of the Issuer and any and all of the Guarantors from time to time arising under or in respect of this Mortgage, the Indenture, the Notes and the other Collateral Documents (including, without limitation, the obligations to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Mortgage, the Indenture, the Notes and the other Collateral Documents), in each case whether (i) such obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due whether at stated maturity, by acceleration or otherwise, (ii) arising in the regular course of business or otherwise, (iii) for payment or performance and/or (iv) now existing or hereafter arising (including, without limitation, interest and other obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Issuer, any Guarantor or any other Person, or which would have arisen or accrued but for the commencement of such proceeding, even if such obligation or the claim therefor is not enforceable or allowable in such proceeding).

          "Secured Parties" shall have the meaning assigned to such term in
           ---------------
Recital F hereof.
---------

          "Senior Secured Notes" shall have the meaning assigned to such term in
           --------------------
Recital A hereof.
---------

          "Subordination Agreement" shall mean a subordination, nondisturbance
           -----------------------
and attornment agreement substantially in the form of Exhibit 1 annexed to this
                                                      ---------
Mortgage.

          "Subsidiaries" shall have the meaning assigned to such term in the
           ------------
Indenture.

          "Taking" shall mean any taking of the Mortgaged Property or any part
           ------
thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Mortgaged Property or any part thereof, by any Governmental Authority, civil or military.

          "Tax Escrow Fund" shall have the meaning assigned to such term in
           ---------------
Section 7.2 hereof.
-----------

          "Tenant" shall mean any tenant, lessee, sublessee, franchisee,
           ------
licensee, grantee or obligee, as applicable.

          "UCC" shall mean the Uniform Commercial Code as in effect on the date
           ---
hereof in the jurisdiction in which the Premises are located; provided, however,
                                                              --------  -------
that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any item or portion of the Mortgaged Property is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the jurisdiction in which the Premises are located, "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

          SECTION 1.2 Interpretation. In this Mortgage, unless otherwise
                      --------------
specified, (i) singular words include the plural and plural words include the singular, (ii) words importing any gender include the other gender, (iii) references to any Person include such Person's successors and assigns and in the case of an individual, the word "successors" includes such Person's heirs, devisees, legatees, executors, administrators and personal representatives, (iv) references to any statute or other law include all applicable rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replacing the statute or law referred to, (v) the words "consent," "approve" and "agree," and derivations thereof or words of similar import, mean the prior written consent, approval or agreement of the Person in question not to be unreasonably withheld, (vi) the words "include" and "including," and words of similar import, shall be deemed to be followed by the words "without limitation," (vii) the words "hereto," "herein," "hereof" and "hereunder," and words of similar import, refer to this Mortgage in its entirety, (viii) references to Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are to the Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses hereof, (ix) the Schedules and Exhibits to this Mortgage, in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, are incorporated herein by reference, (x) the titles and headings of Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are inserted as a matter of convenience only and shall not affect the constructions of any provisions hereof and (xi) all obligations of the Mortgagor hereunder shall be satisfied by the Mortgagor at the Mortgagor's sole cost and expense.

          SECTION 1.3 Resolution of Drafting Ambiguities. The Mortgagor
                      ----------------------------------
acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., Mortgagee) shall not be employed in the interpretation hereof.


                                   ARTICLE II

                         GRANTS AND SECURED OBLIGATIONS

          SECTION 2.1 Grant of Mortgaged Property. The Mortgagor hereby grants,
                      ---------------------------
mortgages, bargains, sells, assigns and conveys to the Mortgagee (for its benefit and for the benefit of the other Secured Parties), and hereby grants to the Mortgagee (for its benefit and for the benefit of the other Secured Parties), a security interest in and upon all of the Mortgagor's estate, right, title and interest in, to and under the following property, whether now owned or held or hereafter acquired from time to time (collectively, the "Mortgaged
                                                                 ---------
Property"):
--------

          (i)   Land;

         (ii)   Improvements;

        (iii)   Leases;

         (iv)   Rents;

          (v)   Permits;

          (vi)  Contracts;

         (vii)  Records; and

        (viii)  Proceeds.

          Notwithstanding the foregoing provisions of this Section 2.1,
                                                           -----------
Mortgaged Property shall not include a grant of any of the Mortgagor's right, title or interest in (i) any Contract to which the Mortgagor is a party or any of its rights or interests thereunder (other than (x) the right to receive any payment of money (including without limitation accounts, general intangibles and payment intangibles (each as defined in the UCC) or any other rights referred to in Sections 9-406(f), 9-407(a) or 9-408(a) of the UCC and (y) any proceeds, substitutions or replacements thereof) to the extent, but only to the extent, that such a grant would, under the terms of such Contract, result in a breach or termination of the terms of, or constitute a default under or termination of such Contract and (ii) any Permit to the extent, but only to the extent that, such grant shall constitute or result in abandonment, invalidation or rendering unenforceable any right, title or interest of the Mortgagor therein; provided,
                                                                     --------
however, that at such time as any Contract or Permit described in clauses (i)
-------
and (ii) of this sentence is no longer subject to such restriction, such applicable Contract or Permit shall (without any act or delivery by any Person) constitute Mortgaged Property hereunder.

TO HAVE AND TO HOLD the Mortgaged Property, together with all estate, right, title and interest of the Mortgagor and anyone claiming by, through or under the Mortgagor in and to the Mortgaged Property and all rights and appurtenances relating thereto, unto the Mortgagee, its successors and assigns, for the purpose of securing the payment and performance in full of all the Secured Obligations.

          SECTION 2.2 Collateral Assignment and Pledge of Mortgagor's Interest
                      --------------------------------------------------------
as Additional Security. As additional collateral security for the prompt and
----------------------
punctual payment and satisfaction of the Secured Obligations, and all additional advances that the Mortgagee may make on the Mortgagor's behalf pursuant to this Mortgage, together with interest thereon as provided herein, the Mortgagor hereby assigns, pledges and grants to the Mortgagee (for its benefit and for the benefit of the other Secured Parties), a continuing security interest in and to all of the Mortgagor's estate, right, title, interest, claim and demand, as Landlord, under any and all of the Leases including, without limitation, the following (such assigned rights, the "Mortgagor's Interest"):
                                      --------------------

          (i) the immediate and continuing right to receive and collect Rents payable by the Tenants pursuant to the Leases;

          (ii) all claims, rights, powers, privileges and remedies of the Mortgagor, whether provided for in the Leases or arising by statute or at law or in equity or otherwise, consequent on any failure on the part of the Tenants to perform or comply with any term of the Leases including damages or other amounts payable to the Mortgagor as a result of such failure;

          (iii) all rights to take all actions upon the happening of a default under the Leases as shall be permitted by the Leases or by law including, without limitation, the commencement, conduct and consummation of proceeding at law or in equity; and

          (iv) the full power and authority, in the name of the Mortgagor or otherwise, to enforce, collect, receive and receipt for any and all of the foregoing and to take all other actions whatsoever which the Mortgagor, as Landlord, is or may be entitled to take under the Leases.

          SECTION 2.3 Secured Obligations. This Mortgage secures, and the
                      -------------------
Mortgaged Property is collateral security for, the payment and performance in full when due of the Secured Obligations.

          SECTION 2.4 Mortgage Securing Future Indebtedness. This Mortgage has
                      -------------------------------------
been executed by Mortgagor pursuant to Article 3298 of the Louisiana Civil Code for the purpose of securing the Mortgagor's indebtedness (including, without limitation, the Secured Obligations) that may now be existing or that may arise in the future as provided herein and in the Indenture, with the preferences and priorities provided under applicable Louisiana law. This Mortgage shall be further entitled to the preferences and priorities as provided under the Louisiana Private Works Act (La. R.S. 9:4801, et seq.). However, nothing under this Mortgage shall be construed as limiting the duration of this Mortgage or the purpose or purposes for which the Mortgagor's indebtedness (including, without limitation, the Secured Obligations) may be requested or extended. The Mortgagor's additional indebtedness will automatically be secured by this Mortgage without the necessity that the Mortgagor agrees or consents to such a result at the time additional indebtedness is made and that the note or notes evidencing such additional indebtedness reference the fact that such notes are secured by this Mortgage. The Mortgagor understands that the Mortgagor may not subsequently have a change of mind and insist that the Mortgagor's additional indebtedness not be secured by this Mortgage unless the Mortgagee specifically agrees to such a request in writing.

          SECTION 2.5 No Release. Nothing set forth in this Mortgage shall
                      ----------
relieve the Mortgagor from the performance of any term, covenant, condition or agreement on the Mortgagor's part to be performed or observed under or in respect of any of the Mortgaged Property or from any liability to any Person under or in respect of any of the Mortgaged Property or shall impose any obligation on the Mortgagee or any other Secured Party to perform or observe any such term, covenant, condition or agreement on the Mortgagor's part to be so performed or observed or shall impose any liability on the Mortgagee or any other Secured Party for any act or omission on the part of the Mortgagor relating thereto or for any breach of any representation or warranty on the part of the Mortgagor contained in this Mortgage, the Indenture, the Notes or the Collateral Documents, or under or in respect of the Mortgaged Property or made in connection herewith or therewith. The obligations of the Mortgagor contained in this Section 2.5 shall survive the termination hereof and the discharge of
        -----------
the Mortgagor's other obligations under this Mortgage and the Indenture, the Notes and the Collateral Documents.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF MORTGAGOR

          SECTION 3.1 Authority and Validity.
                      ----------------------

          The Mortgagor represents and warrants that as of the date hereof:

          (i) it is duly organized or formed, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization;

          (ii) it is duly qualified to transact business and is in good standing in the state in which the Mortgaged Property is located;

          (iii) it has full corporate or other organizational power and lawful authority to execute and deliver this Mortgage and to mortgage and grant a Lien on and security interest in the Mortgaged Property and otherwise assign the Mortgagor's Interest and otherwise perform its obligations as contemplated herein, and all corporate and governmental actions, consents, authorizations and approvals necessary or required therefor have been duly and effectively taken or obtained; and

          (iv) this Mortgage is a legal, valid and binding obligation of the Mortgagor, enforceable against the Mortgagor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

          SECTION 3.2 Warranty of Title. The Mortgagor represents and warrants
                      -----------------
that:

          (i) it has good fee simple title to the Premises and the Landlord's interest and estate under or in respect of the Leases and good title to the interest it purports to own or hold in and to each of the Permits, the Contracts and the Records, in each case subject to no Liens, except for Permitted Collateral Liens;

          (ii) it has good title to the interest it purports to own or hold in and to all rights and appurtenances to or that constitute a portion of the Mortgaged Property, except for Permitted Collateral Liens;

          (iii) it is in compliance with each term, condition and provision of any obligation of the Mortgagor which is secured by the Mortgaged Property or the noncompliance with which would result in a Property Material Adverse Effect; and

          (iv) this Mortgage creates and constitutes a valid and enforceable first priority Lien on the Mortgaged Property subject to Permitted Collateral Liens, and, to the extent any of the Mortgaged Property shall consist of Fixtures, a first priority security interest in the Fixtures, which first priority Lien and first priority security interest are subject only to Permitted Collateral Liens.

          SECTION 3.3 Condition of Mortgaged Property. The Mortgagor represents
                      -------------------------------
and warrants that:

          (i) there has been issued and there remains in full force and effect subject to no revocation, suspension, forfeiture or modification, each and every Permit necessary for the present use, operation and occupancy of the Premises by the Mortgagor and its Tenants and the conduct of their respective businesses and all required zoning, building code, land use, environmental and other similar Permits, except where the failure to be so issued and to be in full force and effect would not result in a Property Material Adverse Effect;

          (ii) the Premises and the present and contemplated use and occupancy thereof comply with all applicable zoning ordinances, building codes, land use laws, set back or other development and/or use requirements of Governmental Authorities except where such noncompliance would not result in a Property Material Adverse Effect;

       (iii) the Premises are served by all utilities (including, without limitation, water and sewer systems) necessary for the present use thereof, and all utility services are provided by public or private utilities and the Premises have accepted or are equipped to accept such utility services and the Mortgagor has not received notice of termination of such utility service, except where the failure to be so served would not result in a Property Material Adverse Effect;

       (iv) the Mortgagor has access to the Premises from roads sufficient to allow the Mortgagor and its Tenants and invitees to conduct their respective businesses at the Premises in accordance with sound commercial practices and the Mortgagor has not received notice of termination of such access, except where the failure to have such access would not result in a Property Material Adverse Effect;

        (v) the Mortgagor has not received notice of any Taking or the commencement or pendency of any action or proceeding therefor, other than such Takings as would not result in a Property Material Adverse Effect;

       (vi) there has not occurred any Destruction of the Premises or any portion thereof as a result of any fire or other casualty that, as of the date hereof, has not been repaired in all material respects, other than such Destruction as would not have a Property Material Adverse Effect;

       (vii) there are no disputes regarding boundary lines, location, encroachments or possession of any portions of the Mortgaged Property and no state of facts exists which could give rise to any such claim other than such disputes as would not result in a Property Material Adverse Effect;

      (viii) all liquid and solid waste disposal, septic and sewer systems located on the Premises are in a good and safe condition and repair and in compliance with all Requirements of Law, except where the failure to so comply would not result in a Property Material Adverse Effect;

       (ix) no portion of the Premises is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts or, if any portion of the Premises is located within such area, the Mortgagor has obtained the insurance prescribed in Article VIII hereof;
                        ------------
        (x) the Premises are assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a portion of such lot or lots, and no other land or improvements are assessed and taxed together with the Premises or any portion thereof, other than such cases where the failure to be so assessed would not result in a Property Material Adverse Effect; and

       (xi) there are no options or rights of first refusal to purchase or acquire all or any portion of the Mortgaged Property, other than such options or rights of first refusal as would not result in a Property Material Adverse Effect.

               SECTION 3.4 Leases. The Mortgagor represents and warrants that
                           ------
as of the date hereof:

               (i) the Leases identified in Schedule C attached hereto are the only Leases in existence on the date hereof relating to the Premises;

               (ii) true copies of such Leases have been previously delivered to the Mortgagee and there are no agreements with any Tenant under such Leases other than those agreements expressly set forth therein;

               (iii) the Mortgagor is the sole owner of all of the Mortgagor's Interest in such Leases;

               (iv) each of such Leases is in full force and effect, constitutes a legal, valid and binding obligation of the Mortgagor and the applicable Tenant thereunder, and is enforceable against the Mortgagor and such Tenant in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar law affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability;

               (v) there is no default under any of such Leases and there is existing no condition which with the giving of notice or passage of time or both would cause a default thereunder;

               (vi)   all Rents due under such Leases have been paid in full;

               (vii) none of the Rents reserved under such Leases have been assigned or otherwise pledged or hypothecated except in favor of the Mortgagee pursuant to the provisions hereof;

               (viii) none of the Rents (other than any security deposit collected in accordance with the provisions of the applicable Lease) have been collected for more than one (1) month in advance;

               (ix) there exists no offsets or defenses to the payment of any portion of the Rents and the Mortgagor owes no monetary obligation to any Tenant under any such Lease;

               (x) the Mortgagor has received no notice from any Tenant challenging the validity or enforceability of any such Lease;

               (xi) no such Lease contains any option to purchase, right of first refusal to purchase, right of first refusal to relet, or any other similar provision; and

               (xii) each such Lease is subordinate to this Mortgage either pursuant to its terms or pursuant to a recordable Subordination Agreement.

               SECTION 3.5 Insurance. The Mortgagor represents and warrants
                           ---------
that, except where the failure of clauses (i), (ii) or (iii) hereof to be true would not have a Property Material Adverse Effect, (i) the Premises and the use, occupancy and operation thereof comply with all Insurance Requirements and there exists no default under any Insurance Requirement, (ii) all premiums due and payable with respect to the Insurance Policies have been paid, (iii) all Insurance Policies are in full force and effect and the Mortgagor has not received notice of violation or cancellation thereof and (iv) all insurance certificates required pursuant to the Indenture have been delivered to the Mortgagee.

                 SECTION 3.6 Charges. The Mortgagor represents and warrants that
                             -------
all Charges imposed upon or assessed against the Mortgaged Property have been paid and discharged except to the extent such Charges constitute a Lien not yet due and payable or to the extent such Charges are being contested in accordance with Section 9.1 hereof.

                 SECTION 3.7 Environmental. The Mortgagor represents and
                             -------------
warrants that:

                 (i) it has obtained all Permits which are necessary with respect to the ownership and operation of its business and the Mortgaged Property under any and all applicable Environmental Laws and is in compliance with all terms and conditions thereof, except where the failure so to obtain or to be in compliance would not result in a Property Material Adverse Effect;

                (ii) it is in compliance with any and all applicable Environmental Laws including, without limitation, all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws, except where the failure so to be in compliance would not result in a Property Material Adverse Effect;

                (iii) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice of demand letter pending or threatened against it or any Affiliate under the Environmental Laws which would result in a fine, penalty or other cost or expense other than such instances that would not result in a Property Material Adverse Effect; and

                (iv) there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance with the Environmental Laws, or which may give rise to any common law or legal liability including, without limitation, liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other Environmental Law or related common law theory or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing or notice of violation, study or investigation, based on or related to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Materials which would result in a fine, penalty or other cost or expense other than such instances that would not result in a Property Material Adverse Effect .

                 SECTION 3.8 No Conflicts, Consents, etc. Neither the execution
                             ---------------------------
and delivery hereof by the Mortgagor nor the consummation of the transactions herein contemplated nor the fulfillment of the terms hereof (i) violates the terms of any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which the Mortgagor is a party, or by which it may be bound or to which any of its properties or assets may be subject, (ii) conflicts with any Requirement of Law applicable to the Mortgagor or its property or (iii) results in or requires the creation or imposition of any Lien (other than the Lien contemplated hereby) upon or with respect to any of the Mortgaged Property, except where such violation, conflict, creation or imposition would not have a Property Material Adverse Effect. No consent of any party (including, without limitation, equityholders or creditors of the Mortgagor) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person (other than with respect to any required Permits) is required for (i) the granting of a mortgage Lien on and security interest in the Mortgaged Property by the Mortgagor granted by it pursuant to this Mortgage or for the execution, delivery or performance hereof by the Mortgagor except for the filing of this Mortgage and the other filings contemplated hereby or (ii) the exercise by the Mortgagee of the remedies in respect of the Mortgaged Property pursuant to this Mortgage other than those required by law in connection with the exercise of the applicable remedy.

                 SECTION 3.9 Benefit to the Mortgagor. The Mortgagor represents
                             ------------------------
and warrants that it will receive substantial benefit as a result of the execution, delivery, and performance of the Indenture, the Notes and the Collateral Documents.

                                   ARTICLE IV

                         CERTAIN COVENANTS OF MORTGAGOR

                 SECTION 4.1 Preservation of Corporate Existence. The Mortgagor
                             -----------------------------------
         shall:

                 (i) preserve and maintain in full force and effect its existence and good standing under the laws of the jurisdiction of its organization;

                (ii) preserve and maintain in full force and effect its qualification to transact business and good standing in the state in which the Mortgaged Property is located; and

                (iii) preserve and maintain in full force and effect all consents, authorizations and approvals necessary or required of any Governmental Authority or any other Person relating to the execution, delivery and performance hereof, except where the failure to do so would not result in a Property Material Adverse Effect.

                 SECTION 4.2 Title. The Mortgagor shall:
                             -----

                 (i) (A) keep in effect all material rights and appurtenances to or that constitute a part of the Mortgaged Property and (B) protect, preserve and defend its interest in the Mortgaged Property and title thereto, except against Permitted Collateral Liens (other than the Lien created by this Mortgage);

                (ii) (A) comply, in all material respects, with each of the terms, conditions and provisions of any obligation of the Mortgagor which is secured by the Mortgaged Property, except where the failure to so comply would not result in a Property Material Adverse Effect, or the non-compliance with which may result in the imposition of a Lien on the Mortgaged Property, (B) forever warrant and defend to the Mortgagee the Lien and security interests created and evidenced hereby and the validity and priority hereof in any action or proceeding against the claims of any and all Persons whomsoever affecting or purporting to affect the Mortgaged Property or any of the rights of the Mortgagee hereunder, except against Permitted Collateral Liens (other than the Lien of this Mortgage), and (C) maintain a valid and enforceable first priority Lien, except for Permitted Collateral Liens (other than the Lien of this Mortgage) on the Mortgaged Property and, to the extent any of the Mortgaged Property shall consist of Fixtures, a first priority security interest in the Mortgaged Property, which first priority Lien and security interest shall be subject only to Permitted Collateral Liens; and

                (iii) immediately upon obtaining knowledge of the pendency of any proceedings for the eviction of the Mortgagor from the Mortgaged Property or any part thereof by paramount title or otherwise questioning the Mortgagor's right, title and interest in, to and under the Mortgaged Property as warranted in this Mortgage, or of any condition that could give rise to any such proceedings, notify the Mortgagee thereof. The Mortgagee may participate in such proceedings and the Mortgagor will deliver or cause to be delivered to the Mortgagee all instruments requested by the Mortgagee to permit such participation. In any such proceedings, the Mortgagee may be represented by counsel reasonably satisfactory to the Mortgagee at the reasonable expense of the Mortgagor. If, upon the resolution of such proceedings, the Mortgagor shall suffer a loss of the Mortgaged Property or any part thereof or interest therein and title insurance proceeds shall be payable in connection therewith, such proceeds are hereby assigned to and shall be paid to the Mortgagee for deposit into the Collateral Account and shall be applied in the manner applicable to Net Loss Proceeds in accordance with the provisions of Sections 4.16, 11.02, and 10.05(c) of the Indenture.

                 SECTION 4.3 Maintenance and Use of Mortgaged Property;
                             -----------------------------------------
         Alterations.
         -----------

                 (i)  Maintenance. The Mortgagor shall cause the representations
                      -----------
and warranties set forth in Section 3.3 hereof to continue to be true in each
                            -----------
and every respect and shall pay or cause to be paid when due all Charges, costs and expenses relating thereto, other than such Charges being contested in accordance with Section 9.1 hereof.
                -----------

                (ii)  Maintenance of Premises. The Mortgagor shall not commit or
                      -----------------------
suffer any waste on the Premises. The Mortgagor shall, at all times, maintain the Premises in good working order, condition and repair, reasonable wear and tear excepted, and shall use commercially reasonable efforts to make or cause to be made all repairs, structural or nonstructural, which are necessary or appropriate in the conduct of the Mortgagor's business. The Mortgagor shall not, except as permitted in Section 4.3(iii) hereof, alter the occupancy or use of
                       ----------------
all or any portion of the Premises without the prior written consent of the Mortgagee, which consent shall not be unreasonably withheld. Except to the extent permitted pursuant to the provisions of Section 4.3(iii) hereof, the
                                               ----------------
Mortgagor shall not remove, demolish or alter the structural character of any Improvement now or hereafter erected upon all or any portion of the Premises, or permit any such removal, demolition or alteration, without the prior written consent of the Mortgagee, which consent shall not be unreasonably withheld.

                (iii) Alterations. The Mortgagor shall not, without the prior
                      -----------
written consent of the Mortgagee, which consent shall not be unreasonably withheld, make any Alteration to the Premises except as permitted by Sections
10.04 and 10.06 of the Indenture. Whether or not the making of any Alteration shall require the consent of the Mortgagee pursuant to the immediately preceding sentence, the Mortgagor shall (A) complete each Alteration promptly, in a good and workmanlike manner and in compliance, in all material respects, with all applicable local laws, ordinances and requirements and (B) pay when due all claims for labor performed and materials furnished in connection with such Alteration, unless contested in accordance with the provisions of Article IX
                                                                  ----------
hereof.

                (iv)  Permits. The Mortgagor shall maintain, or cause to be
                      -------
maintained, in full force and effect all Permits contemplated by and subject to
Section 3.3(i) hereof. Unless and to the extent contested by the Mortgagor in
--------------
accordance with the provisions of Article IX hereof, the Mortgagor shall comply,
                                  ----------
in all material respects, with all requirements set forth in the Permits and all Requirements of Law applicable to all or any portion of the Mortgaged Property or the condition, use or occupancy of all or any portion thereof or any recorded deed of restriction, declaration, covenant running with the land or otherwise, now or hereafter in force, subject to the provisions of Section
                                                                      -------
3.3 hereof.
---

                (v)  Zoning. The Mortgagor shall not initiate, join in, or
                     ------
consent to any change in the zoning or any other permitted use classification of the Premises without the prior written consent of the Mortgagee, which consent shall not be unreasonably withheld.

                 SECTION 4.4 Notices Regarding Certain Defaults. The Mortgagor
                             ----------------------------------
shall, promptly upon receipt of any written notice regarding (i) any default by the Mortgagor relating to the Mortgaged Property or any portion thereof or (ii) the failure to discharge any of Mortgagor's obligations with respect to the Mortgaged Property or any portion thereof described herein, furnish a copy of such notice to the Mortgagee.

                 SECTION 4.5 Access to Mortgaged Property, Books and Records;
                             -----------------------------------------------
Other Information. Upon request to the Mortgagor, the Mortgagee, its agents,
-----------------
accountants and attorneys shall have full and free access to visit and inspect, as applicable, during normal business hours and such other reasonable time as may be requested by the Mortgagee to all of the Mortgaged Property including, without limitation, all of the books, correspondence and records of the Mortgagor relating thereto. The Mortgagee and its representatives may examine the same, take extracts therefrom and make photocopies thereof. The Mortgagor shall, at any and all times, within a reasonable time after written request by the Mortgagee, furnish or cause to be furnished to the Mortgagee, in such manner and in such detail as may be reasonably requested by the Mortgagee, additional information with respect to the Mortgaged Property.

                 SECTION 4.6 Limitation on Liens; Transfer Restrictions. The
                             ------------------------------------------
Mortgagor may not, without the prior written consent of the Mortgagee, further mortgage, encumber, hypothecate, sell, convey or assign all or any part of the Mortgaged Property or suffer or allow any of the foregoing to occur by operation of law or otherwise; provided, however, that the Mortgagor shall have the right
                     --------  -------
to (1) sell, convey or assign all or any portion of the Mortgaged Property in accordance with the provisions of the Indenture and (2) suffer to exist the following Liens in respect of the Mortgaged Property: (i) Prior Liens (but not extensions, amendments, supplements or replacements of Prior Liens unless (A) extended, amended, supplemented or replaced in a manner permitted by the Indenture or (B) consented to by the Mortgagee which consent shall not be unreasonably withheld), (ii) the Lien and security interest created by this Mortgage or any other Collateral Document, (iii) Contested Liens, (iv) Liens described in clause (9) of the definition of Permitted Liens (provided, however,
                                                              --------  -------
that such Liens shall not extend to or cover any Mortgaged Property other than equipment subject to Capital Leases, Obligations or Purchase Money Obligations incurred in accordance with the provisions of the Indenture) or clause (4) of the definition of Permitted Liens, and (v) Leases to the extent permitted pursuant to the provisions of Article V hereof (the Liens described in clauses
                              ---------
(i) through (v) of this sentence, collectively, "Permitted Collateral Liens").
                                                 --------------------------

                 SECTION 4.7 Environmental.
                             -------------

                 (i)  Hazardous Materials. The Mortgagor shall (A) comply with
                      -------------------
any and all present and future Environmental Laws applicable to the Mortgaged Property, (B) not release, store, treat, handle, generate, discharge or dispose of any Hazardous Materials at, on, under or from the Mortgaged Property in violation of or in a manner that could result in any material liability under any present and future Environmental Law and (C) take all necessary steps to initiate and expeditiously complete all remedial, corrective and other action to eliminate any such effect. In the event the Mortgagor fails to comply with the covenants in the preceding sentence, the Mortgagee may, in addition to any other remedies set forth herein, as agent for the Mortgagor and at the Mortgagor's sole cost and expense, cause any remediation, removal or response action relating to Hazardous Materials required by applicable Environmental Laws to be taken and the Mortgagor shall provide to the Mortgagee and its agents and employees access to the Mortgaged Property for such purpose. Any reasonable costs or expenses incurred by the Mortgagee for such purpose shall be immediately due and payable by the Mortgagor and shall bear interest at the Default Rate. The Mortgagee shall have the right at any time when an Event of Default shall have occurred and be continuing and at such other times when a potential violation of any present or future Environmental Law exists which in the Mortgagee's reasonable judgment could result in any material liability or obligation under such Environmental Law, at the sole cost and expense of the Mortgagor, to conduct an environmental audit of the Mortgaged Property by such persons or firms appointed by the Mortgagee, and the Mortgagor shall cooperate in all respects in the conduct of such environmental audit, including, without limitation, by providing access to the Mortgaged Property and to all records relating thereto. To the extent that any such environmental audit identifies conditions which in the Mortgagee's reasonable judgment would result in any material liability or obligation under any present or future Environmental Law, the Mortgagor agrees to expeditiously correct any such violation or respond to conditions giving rise to such liability or obligations in a manner which complies in all material respects with the Environmental Laws and mitigates associated health and environmental risks. The Mortgagor shall indemnify and hold the Mortgagee and each of the other Secured Parties harmless from and against all loss, cost, damage or reasonable expense (including, without limitation, reasonable attorneys' and consultants' fees and disbursements) that the Mortgagee or any other Secured Party may sustain by reason of the assertion against the Mortgagee or any Secured Party by any party of any claim relating to such Hazardous Materials on, under or from the Mortgaged Property or actions taken with respect thereto as authorized hereunder, except to the extent arising from the gross negligence or willful misconduct of the Mortgagee or any other Secured Party. The foregoing indemnification shall survive repayment of all Secured Obligations and any release or assignment hereof; and

                (ii) Asbestos. The Mortgagor shall not install nor permit to be
                     --------
installed in or removed from the Mortgaged Property, asbestos or any asbestos-containing material (collectively, "ACM") except in compliance, in all material respects, with all applicable Environmental Laws, and with respect to any ACM currently present in the Mortgaged Property, the Mortgagor shall promptly either (A) remove any ACM which such Environmental Laws require to be removed or (B) otherwise comply, in all material respects, with such Environmental Laws with respect to such ACM, all at the Mortgagor's sole cost and expense. If the Mortgagor shall fail so to remove any ACM or otherwise comply, in all material respects, with such laws or regulations, the Mortgagee may, in addition to any other remedies set forth herein, take reasonable or necessary steps to eliminate any ACM from the Mortgaged Property or otherwise comply, in all material respects, with applicable law, regulations or orders and the Mortgagor shall provide to the Mortgagee and its agents and employees access to the Mortgaged Property for such purpose. Any reasonable costs or expenses incurred by the Mortgagee for such purpose shall be immediately due and payable by the Mortgagor and bear interest at the Default Rate. The Mortgagor shall indemnify and hold the Mortgagee and the other Secured Parties harmless from and against all loss, cost, damage and expense (including, without limitation, reasonable attorneys' and consultants' fees and disbursements) that the Mortgagee or the other Secured Parties may sustain, as a result of the presence of any ACM and any removal thereof or compliance with all applicable Environmental Laws, except to the extent arising from the gross negligence or willful misconduct of the Mortgagee or any other Secured Party. The foregoing indemnification shall survive repayment of all Secured Obligations and any release or assignment hereof.

           SECTION 4.8 Estoppel Certificates. The Mortgagor shall, from time to
                       ---------------------
time, upon thirty (30) days' prior written reasonable request of the Mortgagee, execute, acknowledge and deliver to the Mortgagee an Officers' Certificate stating that this Mortgage, the Indenture, the Notes and the Collateral Documents are unmodified and in full force and effect (or, if there have been modifications, that this Mortgage, the Indenture, the Notes and the Collateral Documents, as applicable, is or are in full force and effect as modified and setting forth such modifications) and stating the date to which principal and interest have been paid on the Notes.

                                    ARTICLE V

                                     LEASES

           SECTION 5.1 Mortgagor's Affirmative Covenants with Respect to Leases.
                       --------------------------------------------------------
With respect to each Lease, the Mortgagor shall:

           (i) observe and perform, in all material respects, all the obligations imposed upon the Landlord under such Lease;

           (ii) promptly send copies to the Mortgagee of all notices of default which the Mortgagor shall send or receive thereunder; and

           (iii) enforce all of the terms, covenants and conditions contained in such Lease upon the part of the Tenant thereunder to be observed or performed to the extent it would be commercially reasonable to do so.

           SECTION 5.2 Mortgagor's Negative Covenants with Respect to Leases.
                       -----------------------------------------------------
With respect to each Lease, the Mortgagor shall not, without the prior written consent of the Mortgagee, which consent shall not be unreasonably withheld:

           (i) receive or collect, or permit the receipt or collection of, any Rent under such Lease more than one (1) month in advance of the respective period in respect of which such Rent is to accrue, except:

                 (A) in connection with the execution and delivery of such
                     Lease (or of any amendment to such Lease), Rent thereunder may be collected and received in advance in an amount not in excess of one (1) month's Rent;

                 (B) the amount held by Landlord as a reasonable security
                     deposit thereunder; and

                 (C) any amount received and collected for escalation and other charges in accordance with the terms of such Lease;

           (ii) assign, transfer or hypothecate (other than to the Mortgagee hereunder) any Rent under such Lease whether then due or to accrue in the future or the interest of the Mortgagor as Landlord under such Lease;

                (iii) enter into any amendment or modification of such Lease which would materially decrease the unexpired term thereof or decrease the amount of the Rents payable thereunder or materially impair the value or utility of the Mortgaged Property or the security provided by this Mortgage;

                (iv) terminate (whether by exercising any contractual right of the Mortgagor to recapture leased space or otherwise) or permit the termination of such Lease or accept surrender of all or any portion of the space demised under such Lease prior to the end of the term thereof or accept assignment of such Lease to the Mortgagor unless:

                       (A) the Tenant under such Lease has not paid the equivalent of two (2) months' Rent and the Mortgagor has made reasonable efforts to collect such Rent; and

                       (B) it would be commercially reasonable to terminate such Lease; or

                (v) waive, excuse, condone or in any manner discharge or release any Tenants of or from the material obligations of such Tenants under their respective Leases or guarantors of Tenants from any material obligations under any guarantees of the Leases except as the same would be done by a Prudent Operator with due regard for the security afforded the Mortgagee thereby.

                SECTION 5.3 Additional Requirements with Respect to New Leases.
                            --------------------------------------------------
In addition to the requirements of Sections 5.1 and 5.2 hereof, the Mortgagor
                                   ------------     ---
shall not enter into any Lease after the date hereof unless the Tenant under such Lease has entered into a Subordination Agreement and has otherwise complied with the provisions of Section 10.06 of the Indenture.
                       -------------

                                   ARTICLE VI

                    CONCERNING ASSIGNMENT OF LEASES AND RENTS

                SECTION 6.1 Present Assignment; License to the Mortgagor.
                            --------------------------------------------
Section 2.2 of this Mortgage constitutes a present, absolute, effective, irrevocable and complete assignment by the Mortgagor to the Mortgagee of the Leases and Rents and the right, subject to applicable law, to collect all sums payable to the Mortgagor thereunder and apply the same as the Mortgagee may, in its sole discretion, determine to be appropriate (including the payment of reasonable costs and expenses in connection with the maintenance, operation, improvement, insurance, taxes and upkeep of the Mortgaged Property), which is not conditioned upon the Mortgagee being in possession of the Premises. The Mortgagee hereby grants to the Mortgagor, however, a license to collect and apply the Rents and to enforce the obligations of Tenants under the Leases. Immediately upon the occurrence of and during the continuance of any Event of Default or a Default, the license granted in the immediately preceding sentence shall cease and terminate, with or without any notice, action or proceeding or the intervention of a receiver appointed by a court.

                SECTION 6.2 Collection of Rents by the Mortgagee.
                            ------------------------------------

                (i) From and after the occurrence and during the continuance of an Event of Default or a Default, any Rents receivable by the Mortgagee hereunder, after payment of all proper costs and expenses as Mortgagee may, in its sole discretion, determine to be appropriate (including the payment of reasonable costs and expenses in connection with the maintenance, operation, improvement, insurance, taxes and upkeep of the Mortgaged Property), shall be applied to the Secured Obligations or, at the option of the Mortgagee, shall be held by the Mortgagee as additional collateral to secure the performance by the Mortgagor of the Secured Obligations. The Mortgagee shall be accountable to the Mortgagor only for Rents actually received by the Mortgagee. The collection of such Rents and the application thereof shall not cure or waive any Event of Default or a Default or waive, modify or affect notice of Event of Default or a Default or invalidate any act done pursuant to such notice.

                 (ii) The Mortgagor hereby irrevocably authorizes and directs Tenant under each Lease to rely upon and comply with any and all notices or demands from the Mortgagee for payment of Rents to the Mortgagee and the Mortgagor shall have no claim against Tenant for Rents paid by Tenant to the Mortgagee pursuant to such notice or demand.

                 SECTION 6.3 No Release. Neither this Mortgage nor any action or
                             ----------
inaction on the part of the Mortgagee shall release any Tenant under any Lease, any guarantor of any Lease or the Mortgagor from any of their respective obligations under such Leases or constitute an assumption of any such obligation on the part of the Mortgagee. No action or failure to act on the part of the Mortgagor shall adversely affect or limit the rights of the Mortgagee under this Mortgage or, through this Mortgage, under such Leases. Nothing contained herein shall operate or be construed to (i) obligate the Mortgagee to perform any of the terms, covenants or conditions contained in any Lease or otherwise to impose any obligation upon the Mortgagee with respect to such Lease (including, without limitation, any obligation arising out of any covenant of quiet enjoyment contained in such Lease in the event that Tenant under such Lease shall have been joined as a party defendant in any action by which the estate of such Tenant shall be terminated) or (ii) place upon the Mortgagee any obligation for the operation, control, care, management or repair of the Premises.

                 SECTION 6.4 Irrevocable Interest. All rights, powers and
                             --------------------
privileges of the Mortgagee herein set forth are coupled with an interest and are irrevocable, subject to the terms and conditions hereof, and the Mortgagor shall not take any action under the Leases or otherwise which is inconsistent with this Mortgage or any of the terms hereof and any such action inconsistent herewith or therewith shall be void.

                 SECTION 6.5 Amendment to Leases. Each Lease, including, without
                             -------------------
limitation, all amendments, modifications, supplements, replacements, extensions and renewals thereof, shall continue to be subject to the provisions hereof without the necessity of any further act by any of the parties hereto.

                                   ARTICLE VII

                        TAXES AND CERTAIN STATUTORY LIENS

                 SECTION 7.1 Payment of Charges. Unless and to the extent
                             ------------------
contested by the Mortgagor in accordance with the provisions of Article IX
                                                                ----------
hereof, the Mortgagor shall pay and discharge, or cause to be paid and discharged, from time to time when the same shall become due (or within any applicable grace period) , all Charges subject to this Article VII. The
                                                       -----------
Mortgagor shall, upon the Mortgagee's request, deliver to the Mortgagee receipts evidencing the payment of all such Charges.

                 SECTION 7.2 Escrow of Taxes. From and after the occurrence and
                             ---------------
during the continuance of an Event of Default or a Default, at the option and upon the request of the Mortgagee, the Mortgagor shall deposit with the Mortgagee in an account maintained by the Mortgagee (the "Tax Escrow Fund"), on
                                                          ---------------
the first day of each month, an amount estimated by the Mortgagee to be equal to one-twelfth of the annual real property taxes and other annual Charges required to be discharged by the Mortgagor under Section 7.1 hereof. Such amounts shall
                                        -----------
be held by the Mortgagee without interest to the Mortgagor and applied to the payment of the obligations in respect of which such amounts were deposited, in such priority as the Mortgagee shall determine, on or before the respective dates on which such obligations or any part thereof would become delinquent. Nothing contained in this Article VII shall (i) affect any right or remedy of
                          -----------
the Mortgagee under any provision hereof or of any statute or rule of law to pay any such amount as provided above from its own funds and to add the amount so paid, together with interest at the Default Rate during such time that any amount remains outstanding, to the Secured Obligations or (ii) relieve the Mortgagor of its obligations to make or provide for the payment of the annual real property taxes and other annual Charges required to be discharged by the Mortgagor under Section 7.1 hereof.
                -----------

                 SECTION 7.3 Certain Statutory Liens. Unless and to the extent
                             -----------------------
contested by the Mortgagor in accordance with the provisions of Article IX
                                                                ----------
hereof, the Mortgagor shall timely pay, or cause to be paid, all lawful claims and demands of mechanics, materialmen, laborers, government agencies administering worker's compensation insurance, old age pensions and social security benefits and all other claims, judgments, demands or amounts of any nature which, if unpaid, would result in, or permit the creation of, a Lien on the Mortgaged Property or any part thereof, or which would result in forfeiture of all or any part of the Mortgaged Property.

                 SECTION 7.4 Stamp and Other Taxes. Unless and to the extent
                             ---------------------
contested by the Mortgagor in accordance with the provisions of Article IX
                                                                ----------
hereof, the Mortgagor shall pay any United States documentary stamp taxes, with interest and fines and penalties, and any mortgage recording taxes, with interest and fines and penalties, that may hereafter be levied, imposed or assessed under or upon or by reason hereof or the Secured Obligations or any instrument or transaction affecting or relating to either thereof and in default thereof the Mortgagee may advance the same and the amount so advanced shall be payable by the Mortgagor to the Mortgagee in accordance with the provisions of
Section 14.5 hereof.
------------

                 SECTION 7.5 Certain Tax Law Changes. In the event of the
                             -----------------------
passage after the date hereof of any law deducting from the value of real property, for the purpose of taxation, amounts in respect of any Lien thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any Charges, and imposing any Charges, either directly or indirectly, on this Mortgage, the Indenture or any other Collateral Document, the Mortgagor shall promptly pay to the Mortgagee such amount or amounts as may be necessary from time to time to pay any such Charges.

                 SECTION 7.6 Proceeds of Tax Claim. In the event that the
                             ---------------------
proceeds of any tax claim are paid after the Mortgagee has exercised its right to foreclose the Lien hereof, such proceeds shall be paid to the Mortgagee to satisfy any deficiency remaining after such foreclosure. The Mortgagee shall retain its interest in the proceeds of any tax claim during any redemption period. The amount of any such proceeds in excess of any deficiency claim of the Mortgagee shall in a prompt manner be released to the Mortgagor.

                                  ARTICLE VIII

                                    INSURANCE

                 SECTION 8.1 Required Insurance Policies and Coverages. The
                             -----------------------------------------
Mortgagor shall maintain in respect of the Premises the insurance policies and coverages required under Section 4.19(b) of the Indenture.

                 SECTION 8.2 Delivery After Foreclosure. In the event that the
                             --------------------------
proceeds of any insurance claim are paid after the Mortgagee has exercised its right to foreclose the Lien hereof, such proceeds shall be paid to the Mortgagee to satisfy any deficiency remaining after such foreclosure. Mortgagee shall retain its interest in the Insurance Policies required to be maintained pursuant to this Mortgage during any redemption period. The amount of any such proceeds in excess of any deficiency claim of the Mortgagee shall be released to the Mortgagor.


                                   ARTICLE IX

                             CONTESTING OF PAYMENTS

                 SECTION 9.1 Contesting of Taxes and Certain Statutory Liens.
                             -----------------------------------------------
The Mortgagor may at its own expense contest the validity, amount or applicability of any Charges as long as the contest thereof shall be conducted in accordance with, and permitted pursuant to the provisions of, the Indenture. Notwithstanding the foregoing provisions of this Section 9.1, (i) no contest of
                                                 -----------
any such obligations may be pursued by the Mortgagor (A) if such contest would expose the Mortgagee or any Holder to any possible criminal liability or (B) unless the Mortgagor shall have furnished a bond or other security therefor reasonably satisfactory to the Mortgagee or such Holder, as the case may be, any additional civil liability for failure to comply with such obligations and (ii) if at any time payment or performance of any obligation contested by the Mortgagor pursuant to this Section 9.1 shall become necessary to prevent the
                           -----------
imminent imposition of remedies because of non-payment, the Mortgagor shall pay or perform the same in sufficient time to prevent the imposition of remedies in respect of such default or prospective default.

                 SECTION 9.2 Contesting of Insurance. The Mortgagor shall not
                             -----------------------
take any action that would reasonably be expected to cause the termination, revocation or denial of any insurance coverage required to be maintained under this Mortgage or that would be the basis for a defense to any claim under any Insurance Policy maintained in respect of the Premises and the Mortgagor shall otherwise comply in all respects with all Insurance Requirements in respect of the Premises; provided, however, that the Mortgagor may, at its own expense and
              --------  -------
after written notice to the Mortgagee, (i) contest the applicability or enforceability of any such Insurance Requirements by appropriate legal proceedings, prosecution of which does not constitute a basis for cancellation or revocation of any insurance coverage required under Article VIII hereof or
                                                       ------------
(ii) cause the Insurance Policy containing any such Insurance Requirement to be replaced by a new policy complying with the provisions of Article VIII hereof.
                                                          ------------

                                    ARTICLE X

                    DESTRUCTION, CONDEMNATION AND RESTORATION

                 SECTION 10.1 Destruction. If there shall occur any Destruction,
                              -----------
individually or in the aggregate, in excess of $100,000, the Mortgagor shall promptly send to the Mortgagee a written notice setting forth the nature and extent of such Destruction. The proceeds of any insurance payable in respect of such Destruction are hereby assigned and shall be paid to the Mortgagee. The Net Loss Proceeds arising out of such Destruction, shall be applied in accordance with the provisions of Sections 4.16, 11.02, and 10.05(c) the Indenture.

                 SECTION 10.2 Condemnation. If there shall occur any Taking or
                              ------------
the commencement of any proceeding thereof, the Mortgagor shall immediately notify the Mortgagee upon receiving notice of such Taking or commencement of proceedings therefor. The Mortgagee may, at its option, participate in any proceedings or negotiations which might result in any Taking, and the Mortgagor shall deliver or cause to be delivered to the Mortgagee all instruments requested by it to permit such participation. The Mortgagee may be represented by counsel reasonably satisfactory to it at the reasonable expense of the Mortgagor in connection with any such participation. The Mortgagor shall pay all reasonable fees, costs and expenses incurred by the Mortgagee in connection with any Taking and in seeking and obtaining any award or payment on account thereof. Any proceeds, award or payment in respect of any Taking are hereby assigned and shall be paid to the Mortgagee. The Mortgagor shall take all steps necessary to notify the condemning authority of such assignment. The Net Loss Proceeds arising out of such Taking shall be applied in accordance with the provisions of Sections 4.16, 11.02, and 10.05(c) the Indenture.

                                   ARTICLE XI

                         EVENTS OF DEFAULT AND REMEDIES

                 SECTION 11.1 Events of Default. It shall be an Event of Default
                              -----------------
hereunder if there shall have occurred and be continuing an Event of Default under the Indenture.

                 SECTION 11.2 Remedies in Case of an Event of Default. If any
                              ---------------------------------------
Event of Default shall have occurred and be continuing, the Mortgagee may at its option, in addition to any other action permitted under this Mortgage or the Indenture or by law, statute or in equity, take one or more of the following actions to the greatest extent permitted by local law:

                (i) by written notice to the Issuer and the Mortgagor, declare the entire unpaid amount of the Secured Obligations to be due and
`       payable immediately;

                (ii) personally, or by its agents or attorneys, (A) enter into and upon and take possession of all or any part of the Premises together with the books, records and accounts of the Mortgagor relating thereto and, exclude the Mortgagor, its agents and servants wholly therefrom,
        (B) use, operate, manage and control the Premises and conduct the business thereof, (C) maintain and restore the Premises, (D) make all necessary or proper repairs, renewals and replacements and such useful Alterations thereto and thereon as the Mortgagee may deem advisable, (E) manage, lease and operate the Premises and carry on the business thereof and exercise all rights and powers of the Mort-
gagor
         with respect thereto either in the name of the Mortgagor or otherwise or (F) collect and receive all Rents. The Mortgagee shall be under no liability for or by reason of any such taking of possession, entry, removal or holding, operation or management except that any amounts so received by the Mortgagee shall be applied in accordance with the provisions of the Indenture;

                 (iii) with or without entry, personally or by its agents or attorneys, (A) sell the Mortgaged Property and all estate, right, title and interest, claim and demand therein at one or more sales in one or more parcels, in accordance with the provisions of Section 11.3 or (B)
                                                            ------------
         institute and prosecute proceedings for the complete or partial foreclosure of the Lien and security interests created and evidenced hereby; or

                 (iv) take such steps to protect and enforce its rights whether by action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement in the Indenture, the Notes and the Collateral Documents, or in aid of the execution of any power granted in this Mortgage, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as the Mortgagee shall elect.

                 SECTION 11.3 Sale of Mortgaged Property if Event of Default
                              ----------------------------------------------
Occurs; Proceeds of Sale.
------------------------

                 (i) If any Event of Default shall have occurred and be continuing, the Mortgagee may institute an action to foreclose this Mortgage or take such other action as may be permitted and available to the Mortgagee at law or in equity for the enforcement of the Indenture and the Notes and realization on the Mortgaged Property and proceeds thereon through power of sale or to final judgment and execution thereof for the Secured Obligations, and in furtherance thereof the Mortgagee may sell the Mortgaged Property at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law or statute or in equity. The Mortgagee may execute and deliver to the purchaser at such sale a conveyance of the Mortgaged Property in fee simple and an assignment or conveyance of all the Mortgagor's Interest in the Leases and the Mortgaged Property, each of which conveyances and assignments shall contain recitals as to the Event of Default upon which the execution of the power of sale herein granted depends, and the Mortgagor hereby constitutes and appoints the Mortgagee the true and lawful attorney in fact of the Mortgagor to make any such recitals, sale, assignment and conveyance, and all of the acts of the Mortgagee as such attorney in fact are hereby ratified and confirmed. The Mortgagor agrees that such recitals shall be binding and conclusive upon the Mortgagor and that any assignment or conveyance to be made by the Mortgagee shall divest the Mortgagor of all right, title, interest, equity and right of redemption, including any statutory redemption, in and to the Mortgaged Property. The power and agency hereby granted are coupled with an interest and are irrevocable by death or dissolution, or otherwise, and are in addition to any and all other remedies which the Mortgagee may have hereunder, at law or in equity. So long as the Secured Obligations, or any part thereof, remain unpaid, the Mortgagor agrees that possession of the Mortgaged Property by the Mortgagor, or any person claiming under the Mortgagor, shall be as tenant, and, in case of a sale under power or upon foreclosure as provided in this Mortgage, the Mortgagor and any person in possession under the Mortgagor, as to whose interest such sale was not made subject, shall, at the option of the purchaser at such sale, then become and be tenants holding over, and shall forthwith deliver possession to such purchaser, or be summarily dispossessed in accordance with the laws applicable to tenants holding over. In case of any sale under this Mortgage by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Mortgaged Property may be sold as an entirety or in separate parcels in such manner or order as the Mortgagee in its sole discretion may elect. One or more exercises of powers herein granted shall not extinguish or exhaust such powers, until the entire Mortgaged Property is sold or all amounts secured hereby are paid in full.

                (ii)  In the event of any sale made under or by virtue of this
Article XI, the entire principal of, and interest in respect of the Secured
----------
Obligations, if not previously due and payable, shall, at the option of the Mortgagee, immediately become due and payable, anything in this Mortgage to the contrary notwithstanding.

                (iii) The proceeds of any sale made under or by virtue of this
Article XI, together with any other sums which then may be held by the Mortgagee
----------
under this Mortgage, whether under the provisions of this Article XI or
                                                          ----------
otherwise, shall be applied in accordance with the provisions of the Indenture;

                (iv) The Mortgagee may bid for and acquire the Mortgaged Property or any part thereof at any sale made under or by virtue of this Article
                                                                         -------
XI and, in lieu of paying cash therefor, may make settlement for the purchase
--
price by crediting against the purchase price the unpaid amounts (whether or not then due and owing) in respect of the Secured Obligations, after deducting from the sales price the expense of the sale and the reasonable costs of the action or proceedings and any other sums that the Mortgagee is authorized to deduct under this Mortgage.

                (v) The Mortgagee may adjourn from time to time any sale by it to be made under or by virtue hereof by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and, the Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

                (vi) If the Premises is comprised of more than one parcel of land, the Mortgagee may take any of the actions authorized by this Section 11.3
                                                                   ------------
in respect of any or a number of individual parcels.

                SECTION 11.4 Additional Remedies in Case of an Event of Default.
                             --------------------------------------------------

                (i) The Mortgagee shall be entitled to recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the provisions hereof, and the right of the Mortgagee to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions hereof, or the foreclosure of, or absolute conveyance pursuant to, this Mortgage. In case of proceedings against the Mortgagor in insolvency or bankruptcy or any proceedings for its reorganization or involving the liquidation of its assets, the Mortgagee shall be entitled to prove the whole amount of principal and interest and other payments, charges and costs due in respect of the Secured Obligations to the full amount thereof without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property; provided, however, that in no case shall the Mortgagee
                    --------  -------
receive a greater amount than the aggregate of such principal, interest and such other payments, charges and costs (with interest at the Default Rate) from the proceeds of the sale of the Mortgaged Property and the distribution from the estate of the Mortgagor.

                (ii) Any recovery of any judgment by the Mortgagee and any levy of any execution under any judgment upon the Mortgaged Property shall not affect in any manner or to any extent the Lien and security interests created and evidenced hereby upon the Mortgaged Property or any part thereof, or any conveyances, powers, rights and remedies of the Mortgagee hereunder, but such conveyances, powers, rights and remedies shall continue unimpaired as before.

                (iii) Any monies collected by the Mortgagee under this Section
                                                                       -------
11.4 shall be applied in accordance with the provisions of Section 11.3(iii).
----                                                       -----------------

                 SECTION 11.5 Legal Proceedings After an Event of Default.
                              -------------------------------------------

                (i) After the occurrence and during the continuance of any Event of Default and immediately upon the commencement of any action, suit or legal proceedings to obtain judgment for the Secured Obligations or any part thereof, or of any proceedings to foreclose the Lien and security interest created and evidenced hereby or otherwise enforce the provisions hereof or of any other proceedings in aid of the enforcement hereof, the Mortgagor shall enter its voluntary appearance in such action, suit or proceeding.

                (ii) Upon the occurrence and during the continuance of an Event of Default, the Mortgagee shall be entitled forthwith as a matter of right, concurrently or independently of any other right or remedy hereunder either before or after declaring the Secured Obligations or any part thereof to be due and payable, to the appointment of a receiver without giving notice to any party and without regard to the adequacy or inadequacy of any security for the Secured Obligations or the solvency or insolvency of any person or entity then legally or equitably liable for the Secured Obligations or any portion thereof. The Mortgagor hereby consents to the appointment of such receiver. Notwithstanding the appointment of any receiver, the Mortgagee shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by or payable or deliverable under the terms of the Indenture to the Mortgagee.

                (iii) The Mortgagor shall not (A) at any time insist upon, or plead, or in any manner whatsoever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance hereof, (B) claim, take or insist on any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales of the Mortgaged Property which may be made pursuant to this Mortgage, or pursuant to any decree, judgment or order of any court of competent jurisdiction or (C) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof. To the extent permitted by applicable law, the Mortgagor hereby expressly (A) waives all benefit or advantage of any such law or laws, including, without limitation, any statute of limitations applicable to this Mortgage, (B) waives all rights to have the Mortgaged Property marshalled on any foreclosure of this Mortgage, (C) waives any and all rights to trial by jury in any action or proceeding related to the enforcement hereof, (D) waives any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding brought in connection with this Mortgage and further waives and agrees not to plead that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and (E) covenants not to hinder, delay or impede the execution of any power granted or delegated to the Mortgagee by this Mortgage but to suffer and permit the execution of every such power as though no such law or laws had been made or enacted. The Mortgagee shall not be liable for any incorrect or improper payment made pursuant to this Article XI in the absence of
                                                    ----------
gross negligence or willful misconduct.

                 SECTION 11.6 Remedies Not Exclusive. No remedy conferred upon
                              ----------------------
or reserved to the Mortgagee by this Mortgage is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Mortgage or now or hereafter existing at law or in equity. Any delay or omission of the Mortgagee to exercise any right or power accruing on any Event of Default shall not impair any such right or power and shall not be construed to be a waiver of or acquiescence in any such Event of Default. Every power and remedy given by this Mortgage may be exercised from time to time concurrently or independently, when and as often as may be deemed expedient by the Mortgagee in such order and manner as the Mortgagee, in its sole discretion, may elect. If the Mortgagee accepts any monies required to be paid by the Mortgagor under this Mortgage after the same become due, such acceptance shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums secured by this Mortgage or to declare an Event of Default with regard to subsequent defaults. If the Mortgagee accepts any monies required to be paid by the Mortgagor under this Mortgage in an amount less than the sum then due, such acceptance shall be deemed an acceptance on account only and on the condition that it shall not constitute a waiver of the obligation of the Mortgagor to pay the entire sum then due, and the Mortgagor's failure to pay the entire sum then due shall be and continue to be a default hereunder notwithstanding acceptance of such amount on account.

                 SECTION 11.7 Special Louisiana Provisions.
                              ----------------------------

                (i) Without limiting the generality of the foregoing, should one or more Events of Default occur or exist and be continuing under this Mortgage, as provided above, the Mortgagee, at its option, may exercise any one or more of this following rights and remedies, in addition to any other rights and remedies provided by law and under this Mortgage to the greatest extent permitted by applicable Louisiana law. Nothing contained herein shall be construed as constituting the Mortgagee as mortgagee in possession in absence of the actual taking of possession of the Premises by the Mortgagee.

                (ii) The Mortgagee shall have the right, at its sole option, to accelerate the maturity and demand immediate payment in full of any and all of the Secured Obligations. The Mortgagee shall then have the right to commence appropriate foreclosure proceedings against the Mortgaged Property and against the Mortgagor's rights as provided in this Mortgage.

                (iii) In the event that the Mortgagee elects to commence appropriate Louisiana foreclosure proceedings under this Mortgage, the Mortgagee may cause the Mortgaged Property, or any part or parts thereof, to be immediately seized and sold, whether in term of court or in vacation, under ordinary or executory process, in accordance with applicable Louisiana law, to the highest bidder for cash, with or without appraisement, and without the necessity of making additional demand upon or notifying the Mortgagor or placing the Mortgagor in default, all of which are expressly waived.

                (iv) For purposes of foreclosure under Louisiana executory process procedures, the Mortgagor confesses judgment and acknowledges to be indebted to the Mortgagee, up to the full amount of the indebtedness in principal, interest, costs, expenses, reasonable attorney's fees and other fees and charges and amounts contemplated hereunder. The Mortgagor further confesses judgment and acknowledges to be indebted unto and in favor of the Mortgagee in the amount of all future advances that the Mortgagee may make on the Mortgagor's behalf pursuant to this Mortgage, together with interest thereon. To the extent permitted under applicable Louisiana law, the Mortgagor additionally waives: (1) the benefit of appraisal as provided in Articles 2332, 2336, 2723, and 2724 of the Louisiana Code of Civil Procedure, and all other laws with regard to appraisal upon judicial sale; (2) the demand and three (3) days' delay provided under Articles 22639 and 2721 of the Louisiana Code of Civil Procedure; (3) the notice of seizure as provided under Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; (4) the three (3) days' delay provided under Articles 2331, 2722 and 2723 of the Louisiana Code of Civil Procedure and all other Articles not specifically mentioned above. The Mortgagor further agrees that any declaration of fact made by authentic act before a Notary Public and two witnesses, by a Person declaring that such facts are within his or her knowledge, shall constitute authentic evidence of such facts for purposes of foreclosure under applicable Louisiana law and for purposes of La, R.S. 9:3504(D)(6) and La. R.S. 10:9-508, to the extent applicable.

              (v) Should any or all of the Mortgaged Property be seized as an incident to an action for the recognition or enforcement of this Mortgage, by executory process, sequestration, attachment, writ of fieri facias or otherwise, the Mortgagor hereby agrees that the court issuing any such order shall, if requested by the Mortgagee, appoint the Mortgagee, or any agent designated by the Mortgagee or any Person named by the Mortgagee at the time such seizure is requested, or any time thereafter, as Keeper of the Mortgaged Property as provided under La. R.S. 9:5136, et seq. Such a Keeper shall be entitled to reasonable compensation. The Mortgagor agrees to pay the reasonable fees of such Keeper which compensation to the Keeper shall also be secured by this Mortgage in the form of an future advances as provided in this Mortgage.

              (vi) Should it become necessary for the Mortgagee to foreclose under this Mortgage, all declarations of fact, which are made under an authentic act before a Notary Public in the presence of two witnesses, by a person declaring such facts to lie within his or her knowledge, shall constitute authentic evidence for purposes of executory process and also for purposes of La. R.S. 9:3509.1, La. R.S. 9:3504(D)(6) and La. R.S. 10:9-508, where applicable.

              (vii) Should one or more Events of Default occur or exist under this Mortgage, the Mortgagee shall have the additional right, at its sole option, to separately sell the aforesaid rights, or any part of parts thereof, at private or public compensation, or on credit, or for future delivery, without the assumption of any credit risk. The sale of the aforesaid rights may be without appraisement, the benefit of which is also expressly waived by the Mortgagor. The Mortgagee may exercise any other remedies with regard to the Mortgagor's rights as may be authorized under the Louisiana Commercial Laws (La. R.S. 10:9-101, et seq.).

              (viii) To the extent provided by law, and in the event of foreclosure under this Mortgage, or other transfer of title or assignment of the Mortgaged Property, or any part or parts thereof, in lieu of payment of the Secured Obligations, whether in whole or in part, all policies of insurance and other rights applicable to the foreclosed Mortgaged Property upon transfer of the Mortgaged Property shall automatically inure to the benefit of and shall pass to the purchaser(s) or transferee(s) thereof, subject to the rights of the purchaser(s) or transferee(s) to reject such insurance coverage and/or rights at its or their sole option and election.

              (ix) The Mortgagee may, in addition to or in lieu of the foregoing remedies, in the Mortgagee's sole discretion, commence an appropriate action against the Mortgagor seeking specific performance of any covenant contained in this Mortgage or in aid of the execution or enforcement of any power in this Mortgage granted.

              (x) Except as may be prohibited by applicable law, all of the Mortgagee's rights and remedies, whether evidenced by this Mortgage or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by the Mortgagee to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of the Mortgagor under this Mortgage, after the Mortgagor's failure to perform shall not affect the Mortgagee's right to declare a default and exercise its remedies. Nothing under this Mortgage or otherwise shall be construed so as to limit or restrict the rights and remedies available to the Mortgagee following an Event of

Default, or in any way to limit or restrict the rights and abilities of the Mortgagee to proceed directly against Mortgagor and/or against any other co-maker, guarantor, surety or endorser of the Secured Obligations, and/or to proceed against any other collateral directly or indirectly securing the Secured Obligations.


                                   ARTICLE XII

                      SECURITY AGREEMENT AND FIXTURE FILING

                 SECTION 12.1 Security Agreement.
                              ------------------

                 (i) This Mortgage shall constitute a Security Agreement as defined in the Louisiana Commercial Laws, La. R.S.ss. 10:101 et seg., and shall create and evidence a security interest in all the equipment and in all the other items of Mortgaged Property in which a security interest may be granted pursuant to the Louisiana Commercial Laws (collectively, "Personal Property").

                 (ii) The remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be as prescribed herein or by general Louisiana law or, as to such part of the security which is also reflected in any Financing Statement filed to perfect the security interest herein created, by the specific statutory provisions now or hereinafter enacted and specified in the Louisiana Commercial Laws, all at Mortgagee's sole election. The mention in any financing statement of (1) the rights in or the proceeds of any fire or hazard insurance policy, or (2) any award in eminent domain proceedings for a taking or for loss of value, or (3) Mortgagor's interest as lessor in any present or future lease or rights to income growing out of the use or occupancy of the Mortgaged Property whether pursuant to lease or otherwise, shall never be construed as in any way altering any of the rights of Mortgagee under this Mortgage or impugning the priority of the Mortgagee's lien granted hereby or by any other recorded document. Rather, such mention in the financing statement is declared to be for the protection of the Mortgagee in the event any court or judge shall at any time hold with respect to (1), (2) and
(3) above, that notice of Mortgagee's priority of interest to be effective against a particular class of persons, including, but not limited to, the Federal Government and any subdivisions or entity of the Federal Government, must be filed with the clerk of court of any parish (or Terrebonne Parish Recorder of Mortgages) pursuant to Section 9-401 of the Lou-isiana Commercial Laws.

                 SECTION 12.2 Fixture Filing. From the date of its recording,
                              --------------
this Mortgage shall be effective as a fixture financing statement with respect to all goods constituting part of the Mortgaged Property which are to become fixtures related to the Land. For this purpose, the following information is set forth:

        (a) Name and Address of Debtor:

                JACE, Inc.,
                213 West Park Avenue
                Thibodaux, Louisiana 70301
                TIN 72-1221055

                      and

        (b) Name and Address of Secured Party:

                     Wells Fargo Bank Minnesota, National Association Corporate Trust Services
                     213 Court Street, Suite 902
                     Middletown, Connecticut 06457

         (c) This document covers goods which are to become fixtures. All items that are fixtures on the date of this Mortgage shall be subject to the mortgage Lien granted hereunder.

                                  ARTICLE XIII

                               FURTHER ASSURANCES

              SECTION 13.1 Recording Documentation To Assure Security. The
                           ------------------------------------------
Mortgagor shall, forthwith after the execution and delivery hereof and thereafter, from time to time, cause this Mortgage and any financing statement, continuation statement or similar instrument relating to any thereof or to any property intended to be subject to the Lien hereof to be filed, registered and recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the validity and priority thereof or the Lien hereof purported to be created upon the Mortgaged Property and the interest and rights of the Mortgagee therein. The Mortgagor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all reasonable expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all Federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments.

              SECTION 13.2 Further Acts. The Mortgagor shall, at the sole cost
                           ------------
and expense of the Mortgagor, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers, financing statements, continuation statements, instruments and assurances as the Mortgagee shall from time to time reasonably request, which may be necessary in the judgment of the Mortgagee from time to time to assure, perfect, convey, assign, mortgage, transfer and confirm unto the Mortgagee, the property and rights hereby conveyed or assigned or which the Mortgagor may be or may hereafter become bound to convey or assign to the Mortgagee or for carrying out the intention or facilitating the performance of the terms hereof or the filing, registering or recording hereof. Without limiting the generality of the foregoing, in the event that the Mortgagee desires to exercise any remedies, consensual rights or attorney-in-fact powers set forth in this Mortgage and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Mortgagee, the Mortgagor agrees to use its reasonable efforts to assist and aid the Mortgagee to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers. In the event the Mortgagor shall fail (i) within ten (10) Business Days after demand, to execute or take any action required to be executed or taken by the Mortgagor under this Section 13.2 to the extent same
                                                 ------------
is necessary to maintain perfection of the Lien granted to Mortgagee hereunder or (ii) such failure shall constitute an Event of Default, to execute or take any action required to be executed or taken by the Mortgagor under this Section
                                                                        -------
13.2 (other than the type described in clause (i) of this sentence) then, in
----
each of the cases described in clauses (i) and (ii) of this sentence, the Mortgagee may execute or take the same as the attorney-in-fact for the Mortgagor, such power of attorney being coupled with an interest and is irrevocable.

              SECTION 13.3 Additional Security. Without notice to or consent of
                           -------------------
the Mortgagor and without impairment of the Lien and rights created by this Mortgage, the Mortgagee may accept (but the Mortgagor shall not be obligated to furnish) from the Mortgagor or from any other Person, additional security for the Secured Obligations. Neither the giving hereof nor the acceptance of any such additional security shall prevent the Mortgagee from resorting, first, to such additional security, and, second, to the security created by this Mortgage without affecting the Mortgagee's Lien and rights under this Mortgage.

                                   ARTICLE XIV

                                  MISCELLANEOUS

              SECTION 14.1 Covenants To Run with the Land. All of the grants,
                           ------------------------------
covenants, terms, provisions and conditions in this Mortgage shall run with the Land and shall apply to, and bind the successors and assigns of, the Mortgagor. If there shall be more than one mortgagor with respect to the Mortgaged Property, the covenants and warranties hereof shall be joint and several.

              SECTION 14.2 No Merger. The rights and estate created by this
                           ---------
Mortgage shall not, under any circumstances, be held to have merged into any other estate or interest now owned or hereafter acquired by the Mortgagee unless the Mortgagee shall have consented to such merger in writing, such consent not to be unreasonably withheld.

              SECTION 14.3 Concerning Mortgagee.
                           --------------------

              (i) The Mortgagee has been appointed as trustee pursuant to the Indenture. The actions of the Mortgagee hereunder are subject to the provisions of the Indenture. The Mortgagee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Mortgaged Property), in accordance with this Mortgage and the Indenture. The Mortgagee may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Mortgagee may resign and a successor Mortgagee may be appointed in the manner provided in the Indenture. Upon the acceptance of any appointment as the Mortgagee by a successor Mortgagee, that successor Mortgagee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Mortgagee under this Mortgage, and the retiring Mortgagee shall thereupon be discharged from its duties and obligations under this Mortgage. After any retiring Mortgagee's resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was the Mortgagee.

              (ii) The Mortgagee shall be deemed to have exercised reasonable care in the custody and preservation of the Mortgaged Property in its possession if such Mortgaged Property is accorded treatment substantially equivalent to that which the Mortgagee, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Mortgagee nor any of the Secured Parties shall have responsibility for taking any necessary steps to preserve rights against any Person with respect to any Mortgaged Property.

              (iii) The Mortgagee shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Mortgage and its duties hereunder, upon advice of counsel selected by it.

              (iv) If any portion of the Mortgaged Property also constitutes collateral granted to the Mortgagee under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Mortgagee, in its sole discretion, shall select which provision or provisions shall control.

              SECTION 14.4 Mortgagee May Perform; Mortgagee Appointed
                           ------------------------------------------
Attorney-in-Fact. If the Mortgagor shall fail to perform any covenants contained
----------------
in this Mortgage, subject to any applicable grace periods or contest rights permitted pursuant to Article IX hereof or as otherwise permitted by any Collateral Document (including, without limitation, the Mortgagor's covenants to
(i) pay the premiums in respect of all required insurance policies hereunder,
(ii) pay Charges, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of the Mortgagor under any Mortgaged Property) or if any warranty on the part of the Mortgagor contained herein shall be breached, the Mortgagee may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided,
                                                                  --------
however, that the Mortgagee shall in no event be bound to inquire into the
-------
validity of any tax, Lien, imposition or other obligation which the Mortgagor fails to pay or perform as and when required hereby and which the Mortgagor does not contest in accordance with the provisions of Article IX hereof. Any and all
                                                 ----------
amounts reasonably so expended by the Mortgagee shall be paid by the Mortgagor in accordance with the provisions of Section 14.5 hereof. Neither the provisions
                                     ------------
of this Section 14.4 nor any action taken by the Mortgagee pursuant to the
        ------------
provisions of this Section 14.4 shall prevent any such failure to observe any
                   ------------
covenant contained in this Mortgage nor any breach of warranty from constituting an Event of Default. Upon the occurrence and during the continuance of an Event of Default the Mortgagor hereby appoints the Mortgagee its attorney-in-fact, with full authority in the place and stead of the Mortgagor and in the name of the Mortgagor to take any action and to execute any instrument consistent with the terms hereof and the other Collateral Documents which the Mortgagee may deem necessary or advisable to accomplish the purposes hereof. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. The Mortgagor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

              SECTION 14.5 Expenses The Mortgagor will upon demand pay to the
                           --------
Mortgagee the amount of any and all reasonable costs and expenses, including the reasonable fees and expenses of its counsel and the reasonable fees and expenses of any experts and agents which the Mortgagee may incur in connection with (i) any action, suit or other proceeding affecting the Mortgaged Property or any part thereof commenced, in which action, suit or proceeding the Mortgagee is made a party or participates or in which the right to use the Mortgaged Property or any part thereof is threatened, or in which it becomes necessary in the judgment of the Mortgagee to defend or uphold the Lien hereof (including, without limitation, any action, suit or proceeding to establish or uphold the compliance of the Mortgaged Property with any Requirements of Law), (ii) the collection of the Secured Obligations, (iii) the enforcement and administration hereof, (iv) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Mortgaged Property, (v) the exercise or enforcement of any of the rights of the Mortgagee or any Secured Party hereunder or (vi) the failure by the Mortgagor to perform or observe any of the provisions hereof. All amounts expended by the Mortgagee and payable by the Mortgagor under this Section 14.5 shall be due upon demand therefor (together with interest
     ------------
thereon accruing at the Default Rate during the period from and including the date on which such funds were so expended to the date of repayment) and shall be part of the Secured Obligations. The Mortgagor's obligations under this
Section 14.5 shall survive the termination hereof and the discharge of the
------------
Mortgagor's other obligations under this Mortgage.

              SECTION 14.6 Indemnity.
                           ---------

              (i) The Mortgagor agrees to indemnify, pay and hold harmless the Mortgagee and each of the other Secured Parties and the officers, directors, employees, agents and Affiliates of the Mortgagee and each of the other Secured Parties (collectively, the "Indemnitees") from and against any and all other
                            -----------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs (including, without limitation, settlement costs), expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by or asserted against that Indemnitee, in any manner relating to or arising out hereof, the Indenture, the Notes, any other Collateral Document or any other document evidencing the Secured Obligations (including, without limitation, any misrepresentation by the Mortgagor in this Mortgage, the Indenture, the Notes, any other Collateral Document or any other document evidencing the Secured Obligations (the "Indemnified Liabilities"); provided, however, that the Mortgagor shall have no
 -----------------------    --------  -------
obligation to an Indemnitee hereunder with respect to Indemnified Liabilities to the extent it has been determined by a final decision (after all appeals and the expiration of time to appeal) by a court of competent jurisdiction that such Indemnified Liabilities arose from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Mortgagor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

              (ii)  Survival. The obligations of the Mortgagor contained in this
                    --------
Section 14.6 shall survive the termination hereof and the discharge of the Mortgagor's other obligations under this Mortgage, the Indenture and the other Collateral Documents.

              (iii) Reimbursement. Any amount paid by any Indemnitee as to which
                    -------------
such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Mortgaged Property.

              SECTION 14.7 Continuing Security Interest; Assignment. This
                           ----------------------------------------
Mortgage shall create a continuing Lien on and security interest in the Mortgaged Property and shall (i) be binding upon the Mortgagor, its respective successors and assigns and (ii) inure, together with the rights and remedies of the Mortgagee hereunder, to the benefit of the Mortgagee and the other Secured Parties and each of their respective successors, transferees and assigns. No other Persons (including, without limitation, any other creditor of Mortgagor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Holder of the Notes may assign or otherwise transfer any indebtedness held by it secured by this Mortgage to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Holder, herein or otherwise, subject however, to the provisions of the Indenture.

              SECTION 14.8 Termination; Release. The Mortgaged Property shall be
                           --------------------
released from the Lien of this Mortgage in accordance with the provisions of
Article 10 the Indenture.
----------

              SECTION 14.9 Modification in Writing. No amendment, modification,
                           -----------------------
supplement, termination or waiver of or to any provision hereof, nor consent to any departure by the Mortgagor therefrom, shall be effective unless the same shall be done in accordance with the terms of the Indenture and unless in writing and signed by the Mortgagee and Mortgagor. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by the Mortgagor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Mortgage or any other Collateral Document, no notice to or demand on the Mortgagor in any case shall entitle the Mortgagor to any other or further notice or demand in similar or other circumstances.

              SECTION 14.10 Notices. Unless otherwise provided herein or in the
                            -------
Indenture, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Indenture, if to the Mortgagor, addressed to it at the address of the Issuer set forth in the Indenture, and as to the Mortgagee, addressed to it at its address set forth in the Indenture, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 14.10.
                                -------------

              SECTION 14.11 GOVERNING LAW; SERVICE OF PROCESS; WAIVER OF JURY
                            -------------------------------------------------
TRIAL. THIS MORTGAGE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED
-----
IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR ITEM OR TYPE OF MORTGAGED PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. THE MORTGAGOR AGREES THAT SERVICE OF PROCESS IN ANY PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE ISSUER AT ITS ADDRESS SET FORTH IN THE INDENTURE OR AT SUCH OTHER ADDRESS OF WHICH THE MORTGAGEE SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. IF ANY AGENT APPOINTED BY THE MORTGAGOR REFUSES TO ACCEPT SERVICE, THE MORTGAGOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE MORTGAGEE TO BRING PROCEEDINGS AGAINST THE MORTGAGOR IN THE COURTS OF ANY OTHER JURISDICTION. THE MORTGAGOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

              SECTION 14.12 Severability of Provisions. Any provision hereof
                            --------------------------
which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

              SECTION 14.13 Limitation on Interest Payable. It is the intention
                            ------------------------------
of the parties to conform strictly to the usury laws, whether state or Federal, that are applicable to the transaction of which this Mortgage is a part. All agreements between the Mortgagor and the Mortgagee, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by the Mortgagor for the use, forbearance or detention of the money to be loaned or advanced under the Indenture or any related document or for the payment or performance of any covenant or obligation contained herein or in the Indenture or any related document exceed the maximum amount permissible under applicable Federal or state usury laws. If under any circumstances whatsoever fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If under any circumstances the Mortgagor shall have paid an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the Secured Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to the Mortgagor. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit by the Mortgagee shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date hereof until payment in full of the Secured Obligations so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.

              SECTION 14.14 Business Days. In the event any time period or any
                            -------------
date provided in this Mortgage ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

              SECTION 14.15 Relationship. The relationship of the Mortgagee to
                            ------------
the Mortgagor hereunder is strictly and solely that of lender and borrower and mortgagor and mortgagee and nothing contained in the Indenture, the Notes, this Mortgage or any other document or instrument now existing and delivered in connection therewith or otherwise in connection with the Secured Obligations is intended to create, or shall in any event or under any circumstance be construed as creating a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between the Mortgagee and the Mortgagor other than as lender and borrower and mortgagor and mortgagee.

              SECTION 14.16 Waiver of Stay.
                            --------------

              (i) The Mortgagor agrees that in the event that the Mortgagor or any property or assets of the Mortgagor shall hereafter become the subject of a voluntary or involuntary proceeding under the Bankruptcy Code or the Mortgagor shall otherwise be a party to any Federal or state bankruptcy, insolvency, moratorium or similar proceeding to which the provisions relating to the automatic stay under Section 362 of the Bankruptcy Code or any similar provision in any such law is applicable, then, in any such case, whether or not the Mortgagee has commenced foreclosure proceedings under this Mortgage, the Mortgagee shall be entitled to relief from any such automatic stay as it relates to the exercise of any of the rights and remedies (including, without limitation, any foreclosure proceedings) available to the Mortgagee as provided in this Mortgage, in any other Collateral Document or any other document evidencing the Secured Obligations.

              (ii) The Mortgagee shall have the right to petition or move any court having jurisdiction over any proceeding described in Section 14.16(i)
                                                           ----------------
hereof for the purposes provided therein, and the Mortgagor agrees (i) not to oppose any such petition or motion and (ii) at the Mortgagor's sole cost and expense, to assist and cooperate with the Mortgagee, as may be requested by the Mortgagee from time to time, in obtaining any relief requested by the Mortgagee, including, without limitation, by filing any such petitions, supplemental petitions, requests for relief, documents, instruments or other items from time to time requested by the Mortgagee or any such court.

              SECTION 14.17 No Credit for Payment of Taxes or Impositions. The
                            ---------------------------------------------
Mortgagor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Indenture or the Notes, and the Mortgagor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Charge on the Mortgaged Property or any part thereof.

              SECTION 14.18 No Claims Against the Mortgagee. Nothing contained
                            -------------------------------
in this Mortgage shall constitute any consent or request by the Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof, nor as giving the Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Mortgagee in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

              SECTION 14.19 Obligations Absolute. All obligations of the
                            --------------------
Mortgagor hereunder shall be absolute and unconditional irrespective of:

              (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Mortgagor, the Issuer or any other Guarantor;

              (ii) any lack of validity or enforceability of the Indenture, the Notes or any other agreement or instrument relating thereto;

              (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, the Notes or any other agreement or instrument relating thereto;

              (iv) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

              (v) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof, the Indenture, the Notes or any agreement or instrument relating thereto except as specifically set forth in a waiver granted pursuant to the provisions of Section 14.9 hereof; or
            ------------

              (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Mortgagor.

                 SECTION 14.20 Last Dollars Secured. This Mortgage secures only
                               --------------------
a portion of the Indebtedness owing or which may become owing by the Mortgagor. The parties agree that any payments or repayments of such Indebtedness by the Mortgagor shall be and be deemed to be applied first to the portion of the Indebtedness that is not secured hereby, it being the parties' intent that the portion of the Indebtedness last remaining unpaid shall be secured hereby.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

              THUS DONE AND PASSED, on the day, month and year first written above, effective as of the Effective Date, in the State and Parish aforesaid, by the undersigned Mortgagor in the presence of the undersigned Notary and the undersigned competent witnesses, who hereunto sign their names with Mortgagor after reading of the whole.

WITNESSES:                                  MORTGAGOR:

                                            JACE, Inc.,
                                            a Louisiana corporation

/s/ Douglas A. Blackshear                      /s/ Ian M. Stewart
___________________________________    By:  _________________________________
                                            Ian M. Stewart
              Douglas A. Blackshear         Authorized Officer
Printed Name: _____________________

/s/ Sterling W. Dale, Jr.
___________________________________

              Sterling W. Dale, Jr.
Printed Name: _____________________




                           /s/ Perryann P. Whitehurst
                     _______________________________________
                                  Notary Public

                                   Schedule A
                                   ----------

                                Legal Description

                          [to come from title policy]

                                   Schedule B
                                   ----------

                                   Prior Liens
                                   -----------

 1. Each of the liens and other encumbrances excepted as being prior to the Lien hereof as set forth in Schedule B to the marked title insurance commitment issued by Lawyers Title Insurance Corporation, dated as of the date hereof and delivered to the Trustee on the date hereof, bearing Lawyers Title Insurance Corporation reference number 37637REV relating to the real property described in Schedule A attached hereto.

 2. Zoning and building ordinances and regulations, to the extent they constitute Permitted Liens of the type described in clause (4) of the definition thereof.

                                   Schedule C
                                   ----------

                    Leases Affecting the Mortgaged Property

                                      NONE

                                    Exhibit 1
                                    ---------

                     FORM OF SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

         THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement") is made and entered into as of the ____ day of _______, ____ by and between ________________________________, as trustee, having an office at
_________________ (in such capacity, "Trustee"), and _____________________, having an office at __________________________ ("Tenant").

                                R E C I T A L S:
                                - - - - - - - -

         A. Tenant is the tenant under a certain lease dated _____________, ____ between ________________________________, as landlord ("Landlord"), and Tenant, as tenant (as amended through the date hereof, the "Lease"), pursuant to which Tenant leased a portion (the "Leased Premises") of the property known as _____________________________, located at _____________________________, as more particularly described in Schedule A attached hereto (the "Property").

         B. Landlord has or will grant a mortgage lien on and security interest in the Property to Trustee (for its benefit and for the benefit of the holders of certain senior secured notes and notes issued in exchange therefor pursuant to that certain indenture dated as of [________ ___, 2002]) pursuant to one or more mortgages, deeds of trust, deeds to secure debt or similar security instruments (collectively, the "Security Instruments").

         C. Tenant has agreed to subordinate the Lease to the Security Instruments and to the lien thereof and Trustee has agreed not to disturb Tenant's possessory rights in the Leased Premises under the Lease on the terms and conditions hereinafter set forth.

                               A G R E E M E N T:
                               - - - - - - - - -

         NOW, THEREFORE, the parties hereto mutually agree as follows:

         1. Subordination. Notwithstanding anything to the contrary set forth in
            -------------
the Lease, the Lease and the leasehold estate created thereby and all of Tenant's rights thereunder are and shall at all times be subject and subordinate in all respects to the Security Instruments and the lien thereof, and to all rights of Trustee thereunder, and to any and all advances to be made thereunder, and to all renewals, modifications, consolidations, replacements and extensions thereof.

         2. Nondisturbance. So long as Tenant complies with the provisions of
            --------------
this Agreement, pays all rents and other charges as specified in the Lease and is not otherwise in default (beyond applicable notice and cure periods) of any of its obligations and covenants pursuant to the Lease, Trustee agrees for itself and its successors in interest and for any other person acquiring title to the Property through a foreclosure (an "Acquiring Party"), that Tenant's possession of the Leased Premises as described in the Lease will not be disturbed during the term of the Lease by reason of a foreclosure. For purposes of this Agreement, a "foreclosure" shall include (but not be limited to) a sheriff's or trustee's sale under the power of sale con-tained in the Security Instruments, the termination of any superior lease of the Property and any other transfer of the Landlord's interest in the Property under peril of foreclosure, including, without limitation to the generality of the foregoing, an assignment or sale in lieu of foreclosure.

          3. Attornment. Tenant agrees to attorn to, accept and recognize any
             ----------
Acquiring Party as the landlord under the Lease pursuant to the provisions expressly set forth therein for the then remaining balance of the term of the Lease, and any extensions thereof as made pursuant to the Lease. The foregoing provision shall be self-operative and shall not require the execution of any further instrument or agreement by Tenant as a condition to its effectiveness.

          4. No Liability. Notwithstanding anything to the contrary contained
             ------------
herein or in the Lease, it is specifically understood and agreed that neither the Trustee, any receiver nor any Acquiring Party shall be:

         (a) liable for any act, omission, negligence or default of any prior landlord (including Landlord); or

         (b) liable for any failure of any prior landlord (including Landlord) to construct any improvements or bound by any covenant to construct any improvement either at the commencement of the term of the Lease or upon any renewal or extension thereof or upon the addition of additional space pursuant to any expansion right contained in the Lease; or

         (c) subject to any offsets, credits, claims or defenses which Tenant might have against any prior landlord (including Landlord); or

         (d) bound by any rent or additional rent which is payable on a monthly basis and which Tenant might have paid for more than one (1) month in advance to any prior landlord (including Landlord) or by any security deposit or other prepaid charge which Tenant might have paid in advance to any prior landlord (including Landlord); or

         (e) liable to Tenant hereunder or under the terms of the Lease beyond its interest in the Property; or

         (f) bound by any assignment, subletting, renewal, extension or any other agreement or modification of the Lease made without the written consent of Trustee; or

         (g) bound by any consensual or negotiated surrender, cancellation or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

         Notwithstanding the foregoing, Tenant reserves its right to any and all claims or causes of action (i) against such prior landlord for prior losses or damages and (ii) against the successor landlord for all losses or damages arising from and after the date that such successor landlord takes title to the Property.

          5. Certain Acknowledgments and Agreements by Tenant. (a) Tenant has
             ------------------------------------------------
notice that the Lease and the rents and all other sums due thereunder have been assigned to Trustee as security for the notes secured by the Security Instruments. In the event Trustee notifies Tenant of the occurrence of a de-fault under the Security Instruments and demands that Tenant pay its rents and all other sums due or to become due under the Lease directly to Trustee, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Trustee or as otherwise authorized in writing by Trustee. Landlord irrevocably authorizes Tenant to make the foregoing payments to Trustee upon such notice and demand.

              (b) Tenant shall send a copy of any and all notices or statements under the Lease to Trustee at the same time such notices or statements are sent to Landlord.

              (c) This Agreement satisfies any and all conditions or requirements in the Lease relating to the granting of a non-disturbance agreement.

              6. Trustee to Receive Default Notices. Tenant shall notify Trustee
                 ----------------------------------
of any default by Landlord under the Lease which would entitle Tenant to cancel the Lease, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof shall be effective unless Trustee shall have received notice of default giving rise to such cancellation and shall have failed within sixty (60) days after receipt of such notice to cure such default or, if such default cannot be cured within sixty (60) days, shall have failed within sixty (60) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default.

              7. Estoppel. Tenant hereby certifies and represents to Trustee
                 --------
that as of the date of this Agreement:

              (a) the Lease is in full force and effect;

              (b) all requirements for the commencement and validity of the Lease have been satisfied and there are no unfulfilled conditions to Tenant's obligations under the Lease;

              (c) Tenant is not in default under the Lease and has not received any uncured notice of any default by Tenant under the Lease; to the best of Tenant's knowledge, Landlord is not in default under the Lease; no act, event or condition has occurred which with notice or the lapse of time, or both, would constitute a default by Tenant or Landlord under the Lease; no claim by Tenant of any nature exists against Landlord under the Lease; and all obligations of Landlord have been fully performed;

              (d) there are no defenses, counterclaims or setoffs against rents or charges due or which may become due under the Lease;

              (e) none of the rent which Tenant is required to pay under the Lease has been prepaid, or will in the future be prepaid, more than one
         (1) month in advance;

              (f) Tenant has no right or option contained in the Lease or in any other document to purchase all or any portion of the Leased Premises;

              (g) the Lease has not been modified or amended and constitutes the entire agreement between Landlord and Tenant relating to the Leased Premises;

              (h) Tenant has not assigned, mortgaged, sublet, encumbered, conveyed or otherwise transferred any or all of its interest under the Lease; and

              (i) Tenant has full authority to enter into this Agreement, which has been duly authorized by all necessary action.

              8.  Notices. All notices or other written communications hereunder
                  -------
shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the United States Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the receiving party at its address set forth above or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section 8, the term "Business Day" shall mean any day other than
        ---------
Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

              9.  Successors. The obligations and rights of the parties pursuant
                  ----------
to this Agreement shall bind and inure to the benefit of the successors, assigns, heirs and legal representatives of the respective parties; provided,
                                                                    --------
however, that in the event of the assignment or transfer of the interest of
-------
Trustee, all obligations and liabilities of Trustee under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Trustee's interest is assigned or transferred; and provided, further, that the interest of Tenant under this
                 --------  -------
Agreement may not be assigned or transferred without the prior written consent of Trustee. In addition, Tenant acknowledges that all references herein to Landlord shall mean the owner of the landlord's interest in the Lease, even if said owner shall be different from the Landlord named in the Recitals.

              10. Duplicate Original; Counterparts. This Agreement may be
                  --------------------------------
executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement.

              11. Limitation of Trustee's Liability. (a) Trustee shall have no
                  ---------------------------------
obligations nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, Landlord's title, Landlord's authority, habitability, fitness for purpose or possession.

              (b) In the event that Trustee shall acquire title to the Leased Premises or the Property, Trustee shall have no obligation, nor incur any liability, beyond Trustee's then equity interest, if any, in the Leased Premises, and Tenant shall look exclusively to such equity interest of Trustee, if any, in the Leased Premises for the payment and discharge of any obligations imposed upon Trustee hereunder or under the Lease, and Trustee is hereby released and relieved of any other obligations hereunder and under the Lease.

              12. Modification in Writing. This Agreement may not be modified
                  -----------------------
except by an agreement in writing signed by the parties hereto or their respective successors in interest.

              13. Lien of Security Instruments. Nothing contained in this
                  ----------------------------
Agreement shall in any way impair or affect the lien created by the Security Instruments or the provisions thereof.

              14. Compliance with Lease. Tenant agrees that in the event there
                  ---------------------
is any inconsistency between the terms and provisions hereof and the terms and provisions of the Lease, the terms and provisions hereof shall be controlling.

              15. Governing Law; Severability. This Agreement shall be governed
                  ---------------------------
by the laws of the State of [    ]. If any term of this Agreement or the
application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such terms to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

              16. Further Actions. Tenant agrees at its own expense to execute
                  ---------------
and deliver, at any time and from time to time upon the request of Trustee or any Acquiring Party, such documents and instruments (in recordable form, if requested) as may be necessary or appropriate, in the opinion of Trustee or any Acquiring Party, to fully implement or to further evidence the understandings and agreements contained in this Agreement. Moreover, Tenant hereby irrevocably appoints and constitutes Trustee or any Acquiring Party as its true and lawful attorney-in-fact to execute and deliver any such documents or instruments which may be necessary or appropriate, in the opinion of Trustee or any Acquiring Party, to implement or further evidence such understandings and agreements and which Tenant, after thirty (30) days' notice from Trustee or any Acquiring Party, has failed to execute and deliver.

     IN WITNESS WHEREOF, Trustee and Tenant have duly executed this Agreement as of the date first above written.

                                     __________________________________________,
                                     as Trustee

                                     By: ______________________________________
                                         Name:
                                         Title:

                                     __________________________________________,
                                     as Tenant

                                     By: ______________________________________
                                         Name:
                                         Title:


     The undersigned, as the Landlord named in the Recitals, having duly executed this Agreement as of the date first written above, and as mortgagor, pledgor, assignor or debtor under the Security Instruments, hereby accepts and agrees for itself and its successors and assigns, (i) to be bound by the provisions of Section 5 hereof, (ii) that nothing contained in the foregoing Agreement (x) shall in any way be deemed to constitute a waiver by Trustee of any of its rights or remedies under the Security Instruments or (y) shall in any way be deemed to release Landlord from its obligations to comply with the terms, provisions, conditions, covenants and agreements set forth in the Security Instruments and (iii) that the provisions of the Security Instruments remain in full force and effect and must be complied with by Landlord.

                                     ________________________________, a
                                     ________________________________


                                     By: ______________________________________
                                         Name:
                                         Title:

                                 ACKNOWLEDGMENT

State of ___________)
                    ) ss.:
County of __________)


              [Local counsel to provide appropriate acknowledgment]

                            SCHEDULE A to EXHIBIT 1
                            -----------------------

                          Description of Real Property
                          ----------------------------